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Long Beach Mortgage Loan Trust 2006‑5
Issuing Entity

$1,895,166,000

(+/-5% Approximate)

Long Beach Securities Corp.
Depositor

Long Beach Mortgage Company
Sponsor, Seller and Master Servicer

WaMu Capital Corp.	Merrill Lynch & Co.

Co-Lead Managers

Deutsche Bank Securities

Co-Manager

WaMu Capital Corp., A Washington Mutual, Inc. Company	Merrill Lynch

Important Notice About Information Presented in this Preliminary Term Sheet

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this preliminary term sheet relates.  Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor and this offering.  You may obtain the documents for free by visiting EDGAR on the SEC web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you so request by calling toll-free 1-800-667-9569.

This preliminary term sheet is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this preliminary term sheet is preliminary and is subject to completion or change.

The information in this preliminary term sheet supersedes information contained in any prior communication relating to these securities.

Numerous assumptions were used in preparing this preliminary term sheet which may or may not be stated herein.  This preliminary term sheet should not be construed as either projections or predictions or as legal, tax, financial or accounting advice.

This preliminary term sheet is not an offer to sell or a solicitation of any offer to buy nor shall there be any sale of the securities discussed in this preliminary term sheet in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

Please be advised that asset-backed securities may not be appropriate for all investors.  Potential investors must be willing to assume, among other things, market price volatility, prepayments, yield curve and interest rate risk.  Investors should fully consider the risk of an investment in these securities.

This preliminary term sheet is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this preliminary term sheet and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of the email communication to which this preliminary term sheet is attached relating to (1) no representation that these materials are accurate or complete and may not be updated or (2) these materials possibly being confidential are not applicable to these materials and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

Preliminary Term Sheet	Date Prepared: June 6, 2006

$1,895,166,000
(+/- 5% Approximate)

Long Beach Mortgage Loan Trust 2006‑5

	Principal
Expected Rating
			Assumed Final	Certificate
Class(1,2)	Balance($)	S&P/Moody's	Distribution Date	Type

I-A(3)	$631,423,000	AAA/Aaa	June 25, 2036	Floating Rate Senior
II-A1	387,231,000	AAA/Aaa	June 25, 2036	Floating Rate Senior
II-A2	154,915,000	AAA/Aaa	June 25, 2036	Floating Rate Senior
II-A3	267,795,000	AAA/Aaa	June 25, 2036	Floating Rate Senior
II-A4	76,499,000	AAA/Aaa	June 25, 2036	Floating Rate Senior
M-1	69,300,000	[AA+]/Aa1	June 25, 2036	Floating Rate Subordinate
M-2	59,675,000	[AA+]/Aa2	June 25, 2036	Floating Rate Subordinate
M-3	36,575,000	[AA]/Aa3	June 25, 2036	Floating Rate Subordinate
M-4	33,688,000	[AA‑]/A1	June 25, 2036	Floating Rate Subordinate
M-5	31,763,000	[A+]/A2	June 25, 2036	Floating Rate Subordinate
M-6	29,838,000	[A]/A3	June 25, 2036	Floating Rate Subordinate
M-7	27,913,000	[A‑]/Baa1	June 25, 2036	Floating Rate Subordinate
M-8	19,250,000	[BBB+]/Baa2	June 25, 2036	Floating Rate Subordinate
M-9	14,438,000	[BBB+]/Baa3	June 25, 2036	Floating Rate Subordinate
M-10	16,363,000	[BBB]/Ba1	June 25, 2036	Floating Rate Subordinate
B-1(3)	19,250,000	[BB+]/Ba2	June 25, 2036	Floating Rate Subordinate
B‑2(3)	19,250,000	[BB+]/N/A	June 25, 2036	Floating Rate Subordinate
Total	$1,895,166,000

(1)     The Class I-A Certificates will be backed primarily by the Group I Mortgage Loans. The Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates will be backed primarily by the Group II Mortgage Loans. The Class M and Class B Certificates (as defined herein) will be backed by the cash flows from the Mortgage Loans.  The principal balance of each class of the Certificates is subject to a 5% variance.

(2)     The Certificates are priced to a 10% Clean-up Call.  The margin on the Class I-A, Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates will be equal to 2.0x the original margin beginning on the first Distribution Date after the 10% Clean-up Call may first be exercised.  The margin on the Class M and Class B Certificates will be equal to 1.5x the original margin beginning on the first Distribution Date after which the 10% Clean-up Call may first be exercised.

(3)     Not offered hereby.

Depositor:  Long Beach Securities Corp.

Sponsor, Seller and Master Servicer:  Long Beach Mortgage Company.

Issuing Entity:  Long Beach Mortgage Loan Trust 2006‑5.  The Issuing Entity is also referred to herein as the "Trust."

Sub-Servicer:  Washington Mutual Bank.

Servicing Fee Rate:  0.50% per annum.

Co-Lead Managers:  WaMu Capital Corp. and Merrill Lynch, Pierce, Fenner & Smith Incorporated.

Co-Manager:  Deutsche Bank Securities Inc.

Trustee:  Deutsche Bank National Trust Company.

Trustee Fee:    Compensation to the Trustee will consist of interest earned on amounts in the distribution account prior to any Distribution Date.

Swap Counterparty:  ABN AMRO Bank N.V.

Group I Certificates:  The Class I-A Certificates.

Group II Certificates:  The Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates.

Class A Certificates:  The Group I Certificates and the Group II Certificates.

Class M Certificates:    The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8, Class M-9 and Class M-10 Certificates.

Class B Certificates:  The Class B‑1 and Class B‑2 Certificates.

Certificates:  The Class A, Class M and Class B Certificates.

Federal Tax Status:  The Certificates will represent ownership of REMIC regular interests and an undivided right to receive any Net WAC Rate Carryover Amounts for tax purposes.

Registration:  The Certificates will be available in book-entry form through the Depository Trust Company and, upon request, through Clearstream, Luxembourg and the Euroclear System.  The Class B Certificates will be available through the PORTAL system.

Unregistered Securities:  The Class B Certificates will not be registered under the Securities Act of 1933 in the reliance on the exemption provided by Rule 144A.  Investors will be deemed to have represented that they are Qualified Institutional Buyers ("QIBs") as defined in Rule 144A.

Cut-off Date:  June 1, 2006.

Expected Pricing Date:  Week of June 5, 2006.

Expected Closing Date:  On or about June 15, 2006.

Expected Settlement Date:  On or about June 15, 2006.

Distribution Date:  The 25th day of each month (or if such day is not a business day, the next succeeding business day) commencing in July 2006.

Final Scheduled Distribution Date:  June 2036.  The actual final Distribution Date for each class of the Certificates may be earlier or later, and could be substantially earlier, than the Distribution Date in June 2036.

Due Period:   With respect to any Distribution Date, the period commencing on the 2nd day of the month preceding the month in which the Distribution Date occurs and ending on the 1st day of the month in which such Distribution Date occurs.

Prepayment Period:  With respect to any Distribution Date, (i) the period commencing on the 15th day of the month preceding the month in which the Distribution Date occurs (or in the case of the first Distribution Date, the Cut-off Date) and ending on the 14th day of the month in which such Distribution Date occurs, for purposes of prepayments in full; and (ii) the calendar month immediately preceding the month in which the Distribution Date occurs, for any other purpose.

Accrued Interest:  The price to be paid by investors for the Certificates will not include accrued interest (settling flat).

Interest Accrual Period:  With respect to each Distribution Date, the period commencing on the previous Distribution Date (or, in the case of the first Distribution Date, the Closing Date) and ending on the day prior to such Distribution Date (on an actual/360 basis).

ERISA Eligibility:  It is expected that the Class A and Class M Certificates may be purchased by a pension or other employee benefit plan subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986, as amended, so long as the conditions of certain class exemptions are met.  Investors should consult their own advisors.

SMMEA Eligibility:  None of the Certificates is expected to be SMMEA eligible.

Clean-up Call:  The terms of the transaction will allow for a clean-up call of the Mortgage Loans and the retirement of the Certificates, which may be exercised by the Master Servicer on the Distribution Date following the determination date in which the aggregate stated principal balance of the Mortgage Loans is less than or equal to 10% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.

Mortgage Loans:  The mortgage loans will consist of a pool of fixed-rate and adjustable-rate, one- to four-family, first and second lien residential mortgage loans.  The description of the mortgage loans is on the basis of their scheduled principal balances as of the Cut-off Date.  As of the Cut-off Date, the mortgage loans expected to be delivered to the Trust on the Closing Date have an aggregate scheduled principal balance of approximately $1,925,000,134 of which: (i) approximately $800,790,289 consist of a pool of conforming balance, first and second lien, fixed-rate and adjustable-rate mortgage loans (the "Group I Mortgage Loans") and (ii) approximately $1,124,209,844 consist of a pool of conforming and non-conforming balance, first and second lien, fixed-rate and adjustable-rate mortgage loans (the "Group II Mortgage Loans" and together with the Group I Mortgage Loans, the "Mortgage Loans").  The Mortgage Loans have the characteristics described on Exhibit A.

  Approximately 45.00% of the Mortgage Loans are 40-Year Mortgage Loans, approximately 39.86% of the Group I Mortgage Loans are 40-Year Mortgage Loans, and approximately 48.66% of the Group II Mortgage Loans are 40-Year Mortgage Loans.

40-Year Mortgage Loans:   Mortgage Loans with an original term to maturity equal to 480 months.

Adjusted Net Mortgage Rate:  With respect to any Mortgage Loan, the mortgage rate for such Mortgage Loan less the servicing fee rate.

Adjusted Net Maximum Mortgage Rate:  With respect to any Mortgage Loan, the maximum mortgage rate for such Mortgage Loan (or the mortgage rate for such Mortgage Loan, if such Mortgage Loan has a fixed rate) less the servicing fee rate.

Pass-Through Rate:  With respect to each class of Certificates on any Distribution Date, a per annum rate equal to the lesser of (i) the related Formula Rate and (ii) the related Net WAC Rate.

Formula Rate:  With respect to each class of Certificates, a per annum rate equal to the lesser of (i) One Month LIBOR plus the related margin for such class and (ii) the related Maximum Cap.

Group I Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date) and the Group I Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group I Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the sum of (a) any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty allocable to the Group I Mortgage Loans, and (b) the Coupon Strip allocable to the Group I Mortgage Loans and (ii) the denominator of which is the aggregate stated principal balance of the Group I Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date) and the Group II Certificates, a per annum rate equal to (A) the weighted average of the Adjusted Net Mortgage Rates of the Group II Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) less (B) the annualized percentage equivalent of a fraction, (i) the numerator of which is equal to the sum of (a) any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty allocable to the Group II Mortgage Loans, and (b) the Coupon Strip allocable to the Group II Mortgage Loans and (ii) the denominator of which is the aggregate stated principal balance of the Group II Mortgage Loans (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate Net WAC Rate:  With respect to any Distribution Date (other than the first Distribution Date) and the Class M and Class B Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) the principal balance of the related Class A Certificates), of (i) the Group I Net WAC Rate and (ii) the Group II Net WAC Rate.

Group I Maximum Cap Rate:  With respect to the Group I Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group I Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate principal balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator of which is equal to (i) any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty less (ii) the Coupon Strip and  (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Group II Maximum Cap Rate:  With respect to the Group II Certificates, a per annum rate equal to the product of (A) the weighted average of the Adjusted Net Maximum Mortgage Rates of the Group II Mortgage Loans (adjusted for principal payments distributed on a prior distribution date) and (B) the quotient (i) the numerator of which is aggregate stated principal balance of the Mortgage Loans and (ii) the denominator of which is the aggregate balance of the Certificates, plus the annualized percentage equivalent of a fraction, (x) the numerator  of which is equal to (i) any net swap payment received from the Swap Counterparty less any net swap payment (including any swap termination payment other than those triggered by a Swap Counterparty trigger event) made to the Swap Counterparty less (ii) the Coupon Strip (y) the denominator of which is the aggregate principal balance of the Certificates (adjusted to an effective rate reflecting the accrual of interest on an actual/360 basis).

Subordinate Maximum Cap Rate:  With respect to the Class M and Class B Certificates, a per annum rate equal to the weighted average (weighted in proportion to the results of subtracting from the aggregate principal balance of each loan group as of the due date in the month preceding the month of such distribution date (adjusted for principal payments distributed on a prior distribution date) the principal balance of the related Class A Certificates) of the Group I Maximum Cap Rate and the Group II Maximum Cap Rate.

Net WAC Rate Carryover Amount:    With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is limited by the related Net WAC Rate, an amount equal to the sum of (i) the excess of (a) the amount of interest that would have accrued on such class based on the related Formula Rate over (b) the amount of interest actually accrued on such class based on the related Net WAC Rate, and (ii) the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate.  With respect to any class of Certificates on any Distribution Date on which the Pass-Through Rate for such class of Certificates is the related Formula Rate, the unpaid portion of any related Net WAC Rate Carryover Amount from the prior Distribution Date together with accrued interest thereon at the related Formula Rate.  Any Net WAC Rate Carryover Amount will be paid on such Distribution Date or future Distribution Dates to the extent of funds available.

Group I Interest Distribution Amount:  With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group I Mortgage Loans and (b) compensating interest paid by the Master Servicer with respect to the Group I Mortgage Loans.

Group II Interest Distribution Amount:  With respect to any Distribution Date, an amount equal to the sum of (a) the portion of available funds attributable to interest received or advanced with respect to the Group II Mortgage Loans and (b) compensating interest paid by the Master Servicer with respect to the Group II Mortgage Loans.

Final Maturity Reserve Fund:  On or after the 120th Distribution Date through the 239th Distribution Date, if on such any Distribution Date if the constant prepayment rate of the Mortgage Loans is equal to or less than 15%, an amount equal to approximately 0.36% of the aggregate principal balance of the Mortgage Loans (such amount is in each case the "Coupon Strip") will be placed into a reserve fund (the "Final Maturity Reserve Fund").  On and after the 240th Distribution Date, all amounts otherwise payable to the Class C Certificates will be deposited into the Final Maturity Reserve Fund until the amounts on deposit therein are equal to the stated principal balance of the Mortgage Loans with 40-year original term to maturity less the certificate principal balance of the Class C Certificates.  Amounts in the Final Maturity Reserve Fund will be available if needed to make a payment to certificateholders on the 360th Distribution Date.

Group I Principal Allocation Percentage:  With respect to any Distribution Date, the principal remittance amount for the Group I Mortgage Loans divided by the aggregate principal remittance amount for all of the Mortgage Loans.

Group II Principal Allocation Percentage:  With respect to any Distribution Date, the principal remittance amount for the Group II Mortgage Loans divided by the aggregate principal remittance amount for all of the Mortgage Loans.

Group I and Group II Principal Distribution Amounts:  With respect to any Distribution Date, generally an amount determined by multiplying the related Group I Principal Allocation Percentage or Group II Principal Allocation Percentage by the aggregate principal remittance amount for the Mortgage Loans.

Group I Senior Principal Distribution Amount:  With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Group I Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Group I Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 57.70% and (ii) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Group I Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Group I Mortgage Loans as of the Cut-off Date.

Group II Senior Principal Distribution Amount:  With respect to any Distribution Date, an amount equal to the lesser of (I) the aggregate principal balance of the Group II Certificates immediately prior to such Distribution Date and (II) the excess of (x) the aggregate principal balance of the Group II Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) approximately 57.50% and (ii) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) and (B) the aggregate stated principal balance of the Group II Mortgage Loans as of the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) minus 0.50% of the aggregate stated principal balance of the Group II Mortgage Loans as of the Cut-off Date.

Overcollateralization Target Amount:  With respect to any Distribution Date:

(i)  prior to the Stepdown Date, 1.55% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date; and,

(ii)   on or after the Stepdown Date, the greater of:

    (a) the lesser of (x) 1.55% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date and (y) 3.10% of the current aggregate stated principal balance of the Mortgage Loans; and

    (b) 0.50% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date (the "OC Floor"); provided however, that on any Distribution Date on which a Trigger Event is in effect, the Overcollateralization Target Amount will be equal to the Overcollateralization Target Amount as of the preceding Distribution Date.

Stepdown Date:  The earlier to occur of:

(i)  the Distribution Date on which the aggregate principal balance of the Class A Certificates has been reduced to zero; and,

(ii)  the later to occur of

(x) the Distribution Date occurring in July 2009 and

(y) the first Distribution Date on which the Credit Enhancement Percentage is greater than or equal to 42.30%.

Interest Coverage Account:  On the Closing Date, the Depositor will pay to the Trustee for deposit in an interest coverage account an amount which will be applied by the Trustee to cover shortfalls in the amount of interest generated by the related Mortgage Loans arising from the long first accrual period.

Credit Enhancement:  Consists of the following:

1) Monthly Excess Cashflow;

2) Overcollateralized Amount;

3) Subordination; and

4) Net swap payments received from the Swap Counterparty (if any).

Monthly Excess Cashflow:  With respect to any Distribution Date, an amount equal to the available funds remaining after priorities (I) and (II) under "Priority of Distributions."

Overcollateralized Amount:  With respect to any Distribution Date, the excess of the aggregate stated principal balance of the Mortgage Loans on the last day of the related Due Period (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, and unscheduled collections of principal received during the related Prepayment Period) over the aggregate principal balance of the Class A, Class M, Class B and Class P Certificates (not offered hereby) (assuming that 100% of the aggregate principal remittance amount is applied as a principal payment on such Distribution Date).  On the Closing Date, the Overcollateralized Amount will be fully funded at approximately 1.55% of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date.  To the extent the Overcollateralized Amount is reduced below the Overcollateralization Target Amount, Monthly Excess Cashflow will be distributed to the Certificates as described below to build the Overcollateralized Amount until the Overcollateralization Target Amount is reached.

Credit Enhancement Percentage:  With respect to any Distribution Date an amount equal to (i) the sum of (a) the aggregate principal balance of the Class M and Class B Certificates and (b) the Overcollateralized Amount divided by (ii) the aggregate stated principal balance of the Mortgage Loans.

Delinquency Trigger Event:  With respect to any Distribution Date on or after the Stepdown Date, if the percentage of aggregate stated principal balance of (i) Mortgage Loans delinquent 60 days or more, (ii) REO properties and (iii) Mortgage Loans in foreclosure and in bankruptcy (excluding any such Mortgage Loans which are less than 60 days delinquent under the bankruptcy plan) exceeds 37.80% of the Credit Enhancement Percentage.

Loss Trigger Event:  With respect to any Distribution Date on or after the Stepdown Date, if the cumulative Realized Losses on the Mortgage Loans as a percentage of the aggregate stated principal balance of the Mortgage Loans as of the Cut-off Date, for the related Distribution Date are greater than:

Distribution Date	Cumulative Realized Loss Percentage
July 2008 to June 2009	1.30% for the first month, plus an additional 1/12th of 1.60% for each month thereafter
July 2009 to June 2010	2.90% for the first month, plus an additional 1/12th of 1.65% for each month thereafter
July 2010 to June 2011	4.55% for the first month, plus an additional 1/12th of 1.35% for each month thereafter
July 2011 to June 2012	5.90% for the first month, plus an additional 1/12th of 0.70% for each month thereafter
July 2012 and thereafter	6.60%

Trigger Event:  With respect to any Distribution Date if either a Loss Trigger Event or a Delinquency Trigger Event is in effect on such Distribution Date.

Credit Support:

Initial Credit Enhancement Percentage		Target Credit Enhancement Percentage On and After Stepdown Date
Class	Percent	Class	Percent
A	21.15%	A	42.30%
M-1	17.55%	M-1	35.10%
M-2	14.45%	M-2	28.90%
M-3	12.55%	M-3	25.10%
M-4	10.80%	M-4	21.60%
M-5	9.15%	M-5	18.30%
M-6	7.60%	M-6	15.20%
M-7	6.15%	M-7	12.30%
M-8	5.15%	M-8	10.30%
M-9	4.40%	M-9	8.80%
M-10	3.55%	M-10	7.10%
B-1	2.55%	B-1	5.10%
B-2	1.55%	B-2	3.10%

Realized Losses:  If a Mortgage Loan becomes a liquidated loan, the net liquidation proceeds relating thereto may be less than the principal balance on such Mortgage Loan.  The amount of such insufficiency is a "Realized Loss."  Realized Losses on the Mortgage Loans will be absorbed first, by the Monthly Excess Cashflow, second by certain payments made by the Swap Counterparty and third by a reduction of the Overcollateralized Amount.  Following the reduction of the Overcollateralized Amount to zero, all remaining Realized Losses will be applied to reduce the principal balance of the Class B and Class M Certificates in reverse sequential order, first to the Class B‑2 Certificates, second to the Class B-1 Certificates, third to the Class M-10 Certificates, fourth to the Class M-9 Certificates, fifth to the Class M-8 Certificates, sixth to the Class M-7 Certificates, seventh to the Class M-6 Certificates, eighth to the Class M-5 Certificates, ninth to the Class M-4 Certificates, tenth to the Class M-3 Certificates, eleventh to the Class M‑2 Certificates and twelfth to the Class M‑1 Certificates.

Swap Agreement:  On the Closing Date, the Trust will enter into an agreement with the Swap Counterparty pursuant to which on each Distribution Date for the second Distribution Date through the 60th Distribution Date, until the swap is retired (i) the Trust shall be obligated to pay the Swap Counterparty an amount equal to the product of (x) a fixed rate equal to 5.25685% per annum, (y) the swap notional amount for such Distribution Date set forth in the schedule below, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360 and (ii) the Swap Counterparty will be required to pay to the Trust an amount equal to product of (x) One-Month LIBOR as determined pursuant to the Swap Agreement, (y) the swap notional amount for such Distribution Date set forth in the schedule below, and (z) a fraction, the numerator of which is 30 and the denominator of which is 360.  Only the net amount of the two obligations above will be paid by the appropriate party.  To the extent that the Trust is obligated to make a payment to the Swap Counterparty on a Distribution Date (other than any swap termination payment triggered by a Swap Counterparty trigger event), amounts otherwise available to certificateholders will be applied to make such payment.  Such amount will be applied to pay the Swap Counterparty any net swap payment due to the Swap Counterparty, including any unpaid swap termination payment owed to the Swap Counterparty pursuant to the swap agreement for such Distribution Date, other than any swap termination payment triggered by a Swap Counterparty trigger event.  To the extent that the Swap Counterparty is obligated to make a swap payment to the Trust, any swap payment will be deposited in a swap account (the "Swap Account") and used as follows:

1)  If the NIM Notes (not offered hereby) are outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xvi) to the extent not paid after distribution of the Monthly Excess Cashflow.

2)  If the NIM Notes are not outstanding, according to the Monthly Excess Cashflow priorities (III)(i) through (III)(xv) to the extent not paid after distribution of the Monthly Excess Cashflow.

Any remaining swap payments received by the Trust from the Swap Counterparty after payment priority (2) above will reside in the Swap Account and will be distributed according to payment priority (2) above for future Distribution Dates.  Swap payments received by the Trust from the Swap Counterparty will not be released to the Class C Certificates (not offered hereby).

Upon early termination of the swap agreement, the Trust or the Swap Counterparty may be liable to make a termination payment (the "swap termination payment") to the other party (regardless of which party caused the termination).  The swap termination payment will be computed in accordance with the procedures set forth in the swap agreement.  In the event that the Trust is required to make a swap termination payment, in certain instances, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, prior to distributions to certificateholders.

Swap Schedule

Distribution Date	Swap Notional Amount ($)	Distribution Date	Swap Notional Amount ($)
1	0	31	330,185,233
2	1,541,647,555	32	325,971,512
3	1,523,311,559	33	322,023,101
4	1,522,857,291	34	321,990,899
5	1,522,112,018	35	321,958,697
6	1,522,013,632	36	321,958,697
7	1,521,880,697	37	321,733,926
8	1,521,805,089	38	305,334,062
9	1,521,235,701	39	285,863,496
10	1,519,090,245	40	267,417,999
11	1,464,992,240	41	250,106,783
12	1,391,837,596	42	233,665,026
13	1,317,899,979	43	218,623,253
14	1,245,951,317	44	204,460,727
15	1,178,818,112	45	191,722,386
16	1,116,022,890	46	179,760,235
17	1,057,148,799	47	168,414,865
18	1,004,461,147	48	157,038,052
19	956,033,651	49	145,133,714
20	911,682,512	50	134,008,133
21	870,985,180	51	123,494,230
22	833,574,226	52	113,911,465
23	377,037,705	53	105,146,794
24	370,105,694	54	96,967,915
25	361,874,073	55	88,686,519
26	354,696,825	56	81,360,769
27	350,444,403	57	75,806,493
28	344,112,222	58	71,116,004
29	334,534,635	59	66,887,091
30	334,500,839	60	63,159,139

Priority of Distributions:

I.                        Interest Distribution: Group I and Group II Interest Distribution Amounts will be distributed as follows:

i)                     To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement;

ii)                   To pay the Coupon Strip, if applicable;

iii)                  Pro-rata to the Class A Certificates generally from the related loan group, current interest plus any unpaid interest; and then from the unrelated loan groups, any current interest plus any unpaid interest not paid from the related loan group.

iv)                  To the Class M-1 Certificates current interest;

v)                    To the Class M-2 Certificates current interest;

vi)                  To the Class M-3 Certificates current interest;

vii)                 To the Class M-4 Certificates current interest;

viii)                To the Class M-5 Certificates current interest;

ix)                  To the Class M-6 Certificates current interest;

x)                   To the Class M-7 Certificates current interest;

xi)                  To the Class M-8 Certificates current interest;

xii)                 To the Class M-9 Certificates current interest;

xiii)                To the Class M-10 Certificates current interest;

xiv)                To the Class B-1 Certificates current interest;

xv)                 To the Class B-2 Certificates current interest;

xvi)               Any interest distribution amounts remaining undistributed following (i) through (xv) above will be distributed as Monthly Excess Cashflow for such Distribution Date.

II.                        Principal Distribution:

(A)  On each Distribution Date prior to the Stepdown Date, or if a Trigger Event is in effect:

i)                     To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)                   To pay the Coupon Strip, if applicable, to the extent not paid in (I)(ii) above;

iii)                  An amount equal to the Group I Principal Distribution Amount will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;

iv)                  An amount equal to the Group II Principal Distribution Amount will be distributed to the Group II Certificates (according to the priorities described below), until the principal balance thereof has been reduced to zero;

v)                    Any remaining Group I Principal Distribution Amounts will be distributed to the Group II Certificates (according to the priorities described below), until the principal balance thereof has been reduced to zero.

vi)                  Any remaining Group II Principal Distribution Amounts will be distributed to the Group I Certificates, until the Group I Certificates have been reduced to zero;

vii)                 To the Class M-1 Certificates until the principal balance thereof is reduced to zero;

viii)               To the Class M-2 Certificates until the principal balance thereof is reduced to zero;

ix)                  To the Class M-3 Certificates until the principal balance thereof is reduced to zero;

x)                   To the Class M-4 Certificates until the principal balance thereof is reduced to zero;

xi)                 To the Class M-5 Certificates until the principal balance thereof is reduced to zero;

xii)                To the Class M-6 Certificates until the principal balance thereof is reduced to zero;

xiii)               To the Class M-7 Certificates until the principal balance thereof is reduced to zero;

xiv)               To the Class M-8 Certificates until the principal balance thereof is reduced to zero;

xv)                To the Class M-9 Certificates until the principal balance thereof is reduced to zero;

xvi)               To the Class M-10 Certificates until the principal balance thereof is reduced to zero;

xvii)              To the Class B-1 Certificates until the principal balance thereof is reduced to zero;

xviii)             To the Class B-2 Certificates until the principal balance thereof is reduced to zero;

xix)               Any Principal Distribution amounts remaining undistributed following (i) through (xviii) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

(B)  On each Distribution Date on or after the Stepdown Date and if a Trigger Event is not in effect:

i)                     To pay the Swap Counterparty any net swap payment, provided a swap default has not occurred and is not continuing, and any unpaid swap termination payment (not due to a Swap Counterparty trigger event) owed to the Swap Counterparty pursuant to the swap agreement, to the extent not paid in (I)(i) above;

ii)                   To pay the Coupon Strip, if applicable, to the extent not paid in (I)(ii) above;

iii)                  The Group I Principal Distribution Amount will be distributed as follows:

a.                   To the Group I Certificates, the Group I Senior Principal Distribution Amount, until the Group I Certificates have been retired.

b.                   To the Group II Certificates, the Group II Senior Principal Distribution Amount, to extent not paid in clause (B)(iv)(a) below, according to the payment priority in clause (B)(iv)(a) below.

iv)                  The Group II Principal Distribution Amount will be distributed as follows:

a.                   To the Group II Certificates, the Group II Senior Principal Distribution Amount (to be distributed according to the priorities described below), until the Group II Certificates have been retired.

b.                   To the Group I Certificates, the Group I Senior Principal Distribution Amount, to extent not paid in clause (B)(iii)(a) above.

v)                    The sum of any remaining Principal Distribution Amounts will be distributed in the following order.

a.                   To the Class M-1 Certificates until it reaches a 35.10% Target Credit Enhancement Percentage (based on 2x the Class M-1 Initial Credit Enhancement Percentage);

b.                   To the Class M-2 Certificates until it reaches a 28.90% Target Credit Enhancement Percentage (based on 2x the Class M-2 Initial Credit Enhancement Percentage);

c.                   To the Class M-3 Certificates until it reaches a 25.10% Target Credit Enhancement Percentage (based on 2x the Class M-3 Initial Credit Enhancement Percentage);

d.                   To the Class M-4 Certificates until it reaches a 21.60% Target Credit Enhancement Percentage (based on 2x the Class M-4 Initial Credit Enhancement Percentage);

e.                   To the Class M-5 Certificates until it reaches a 18.30% Target Credit Enhancement Percentage (based on 2x the Class M-5 Initial Credit Enhancement Percentage);

f.                     To the Class M-6 Certificates until it reaches a 15.20% Target Credit Enhancement Percentage (based on 2x the Class M-6 Initial Credit Enhancement Percentage);

g.                   To the Class M-7 Certificates until it reaches a 12.30% Target Credit Enhancement Percentage (based on 2x the Class M-7 Initial Credit Enhancement Percentage);

h.                   To the Class M-8 Certificates until it reaches a 10.30% Target Credit Enhancement Percentage (based on 2x the Class M-8 Initial Credit Enhancement Percentage);

i.                     To the Class M-9 Certificates until it reaches a 8.80% Target Credit Enhancement Percentage (based on 2x the Class M-9 Initial Credit Enhancement Percentage);

j.                     To the Class M-10 Certificates, until it reaches a 7.10% Target Credit Enhancement Percentage (based on 2x the Class M-10 Initial Credit Enhancement Percentage);

k.                   To the Class B-1 Certificates, until it reaches a 5.10% Target Credit Enhancement Percentage (based on 2x the Class B-1 Initial Credit Enhancement Percentage);

l.                     To the Class B-2 Certificates, until it reaches a 3.10% Target Enhancement Percentage (based on 2x the Class B-2 Initial Credit Enhancement Percentage); and

m.                 Any Principal Distribution Amounts remaining undistributed following (a) through (l) above will be distributed as Monthly Excess Cashflow, if any, for such Distribution Date.

With respect to the Group II Certificates, all principal distributions will be allocated sequentially, to the Class II-A1, Class II-A2, Class II-A3 and Class II-A4 Certificates, in each case, until their principal balances have been reduced to zero, with the exception that beginning on the first Distribution Date on or after which the principal balances of the Class M and Class B Certificates have been reduced to zero and the Monthly Excess Cashflow and Overcollateralized Amount for such Distribution Date are insufficient to cover Realized Losses on the Group II Mortgage Loans, principal distributions among the Group II Certificates will be allocated, pro rata, based on their principal balances, in each case, until their principal balances have been reduced to zero.

III.                        Monthly Excess Cashflow:

i)                  As principal to the Certificates to replenish or maintain the Overcollateralized Amount as described under Principal Distribution above;

ii)                 Pro-rata to the Class A Certificates, in an amount equal to unpaid interest;

iii)                To the Class M-1 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

iv)                To the Class M-2 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

v)                 To the Class M-3 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

vi)                To the Class M-4 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

vii)               To the Class M-5 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

viii)              To the Class M-6 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

ix)                 To the Class M-7 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

x)                  To the Class M-8 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xi)                 To the Class M-9 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xii)                To the Class M-10 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xiii)               To the Class B-1 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xiv)               To the Class B-2 Certificates, an amount equal to unpaid interest, then any unpaid applied Realized Loss amounts;

xv)                Any funds remaining after distributions described in (i) through (xiv) above will be distributed to pay any related Net WAC Rate Carryover Amounts as follows: first to the Class A Certificates, pro rata, based on their respective Net WAC Rate Carryover Amounts, then to the Class M‑1 Certificates, then to the Class M-2 Certificates, then to the Class M-3 Certificates, then to the Class M-4 Certificates, then to the Class M-5 Certificates, then to the Class M-6 Certificates, then to the Class M-7 Certificates, then to the Class M-8 Certificates, then to the Class M-9 Certificates, then to the Class M-10 Certificates, then to the Class B-1 Certificates and lastly to the Class B-2 Certificates sequentially, in that order, in each case up to their respective Net WAC Rate Carryover Amount.

xvi)               To the Swap Counterparty, any unpaid swap termination payment due to the Swap Counterparty as a result of a Swap Counterparty trigger event.

xvii)             Any remaining funds will be distributed to the holders of the Class C Certificates as further described in the pooling agreement.

FOR ADDITIONAL INFORMATION PLEASE CALL:

WaMu Capital Corp.

Trading

David Nagle	(206) 554-2425
Kevin Richmond	(212) 702-6921

Finance

Vinny Varca	(212) 702-6931
Tom Lazar	(206) 554-2416

Rating Agencies

Moody's
Debashish Chatterjee	(212) 553-1329
S&P
Todd Niemy	(212) 438-2494

Exhibit A

Mortgage Loan Statistics

		Minimum	Maximum
Scheduled Principal Balance	$1,925,000,134	$9,996	$1,299,188
Average Scheduled Principal Balance	$200,960
Number of Mortgage Loans	9579

Weighted Average Gross Coupon	8.604%	5.700%	14.000%
Weighted Average FICO Score	631	500	807
Weighted Average Original LTV	80.92%	9.17%	100.00%
Weighted Average Combined Original LTV	89.17%	9.17%	100.00%
Weighted Average DTI	40.96%	1.00%	59.00%

Weighted Average Original Term	414 months	120 months	480 months
Weighted Average Stated Remaining Term	412 months	119 months	480 months
Weighted Average Seasoning	1 months	0 months	20 months

Weighted Average Gross Margin	5.097%	4.250%	7.450%
Weighted Average Minimum Interest Rate	8.544%	4.990%	14.000%
Weighted Average Maximum Interest Rate	14.545%	11.700%	20.000%
Weighted Average Initial Rate Cap	2.170%	1.000%	3.000%
Weighted Average Subsequent Rate Cap	1.000%	1.000%	1.000%
Weighted Average Original Months to Roll	30 months	4 months	60 months
Maturity Date		May 1 2016	June 1 2046

ARM	82.75%	Full Documentation	48.70%
Fixed Rate	17.25%	Limited Documentation	4.52%
		Stated Income Documentation	46.78%
Fixed - 10 Year	0.002%
Fixed - 15 Year	0.22%	Cash Out Refinance	39.65%
Fixed - 20 Year	0.03%	Purchase	56.80%
Fixed - 30 Year	14.05%	Rate/Term Refinance	3.55%
Fixed - 40 Year	2.95%
ARM - 2 Yr/6 Mth	58.02%	Condominium	7.04%
ARM - 2 Yr/6 Mth IO	5.28%	Planned Unit Development	14.62%
ARM - 3 Yr/6 Mth	5.52%	Single Family	69.70%
ARM - 3 Yr/6 Mth IO	0.35%	Townhouse	0.14%
ARM - 5 Yr/6 Mth	11.83%	Two to Four Units	8.51%
ARM - 5 Yr/6 Mth IO	1.67%
Balloon - 2 Yr/6 Mth	0.06%
Balloon - 5 Yr/6 Mth	0.02%	Non-owner	9.22%
		Primary	89.17%
Interest Only	7.30%	Second Home	1.61%
Not Interest Only	92.70%
		Top 5 States:
Prepay Penalty: 0	32.11%	California	38.15%
Prepay Penalty: 12 months	5.36%	Florida	9.80%
Prepay Penalty: 24 months	39.44%	Texas	5.45%
Prepay Penalty: 36 months	23.09%	Illinois	4.66%
		New Jersey	4.47%
First Lien	95.00%
Second Lien	5.00%

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0.01 - 50,000.00	1084	37,751,226.77	1.96	10.743	354	93.65	635
50,000.01 - 100,000.00	2009	152,714,740.71	7.93	9.855	371	86.97	625
100,000.01 – 150,000.00	1733	215,611,332.91	11.20	9.048	386	82.94	620
150,000.01 – 200,000.00	1195	208,329,395.28	10.82	8.621	403	79.55	624
200,000.01 – 250,000.00	830	186,345,345.01	9.68	8.494	413	79.74	626
250,000.01 – 300,000.00	726	199,601,174.18	10.37	8.270	420	79.30	632
300,000.01 – 350,000.00	482	156,265,588.97	8.12	8.172	425	79.13	637
350,000.01 - 400,000.00	390	146,080,011.68	7.59	8.126	427	79.24	638
400,000.01 - 450,000.00	286	122,067,896.22	6.34	8.249	425	80.30	634
450,000.01 - 500,000.00	253	120,087,004.52	6.24	8.231	429	80.88	639
500,000.01 - 550,000.00	160	84,243,118.01	4.38	8.325	431	81.31	649
550,000.01 - 600,000.00	135	77,573,515.19	4.03	8.370	431	80.64	636
600,000.01 - 650,000.00	89	56,060,749.43	2.91	8.436	433	80.65	629
650,000.01 - 700,000.00	66	44,692,183.36	2.32	8.518	431	80.74	631
700,000.01 - 750,000.00	53	38,671,755.34	2.01	8.071	415	76.44	643
750,000.01 - 800,000.00	28	21,909,113.56	1.14	9.186	432	80.83	647
800,000.01 - 850,000.00	7	5,830,172.54	0.30	9.337	445	77.00	608
850,000.01 - 900,000.00	15	13,244,370.06	0.69	8.700	423	77.25	625
900,000.01 - 950,000.00	11	10,249,875.17	0.53	8.476	435	75.96	628
950,000.01 - 1,000,000.00	22	21,646,656.30	1.12	8.764	440	76.80	630
1,000,000.01 >=	5	6,024,908.42	0.31	8.045	429	79.44	669
Total:	9579	1,925,000,133.63	100.00	8.604	412	80.92	631

Mortgage Interest Rates (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
5.500 - 5.999	14	5,198,591.56	0.27	5.804	399	67.74	640
6.000 - 6.499	120	33,681,219.78	1.75	6.288	399	71.08	660
6.500 - 6.999	545	160,051,259.61	8.31	6.780	420	75.64	651
7.000 - 7.499	816	214,463,672.54	11.14	7.247	421	77.42	643
7.500 - 7.999	1204	315,092,635.57	16.37	7.738	421	77.87	645
8.000 - 8.499	1066	258,970,855.00	13.45	8.220	419	78.37	638
8.500 - 8.999	1152	281,111,424.04	14.60	8.717	419	79.29	632
9.000 - 9.499	739	169,515,886.38	8.81	9.220	418	81.54	623
9.500 - 9.999	1062	161,919,664.83	8.41	9.725	401	85.00	612
10.000 - 10.499	591	100,981,970.00	5.25	10.221	397	87.21	593
10.500 - 10.999	868	107,108,317.50	5.56	10.701	392	91.02	612
11.000 - 11.499	730	61,972,349.16	3.22	11.195	381	93.81	606
11.500 - 11.999	451	38,698,894.55	2.01	11.696	378	95.04	615
12.000 - 12.499	116	8,596,761.49	0.45	12.195	372	94.73	615
12.500 - 12.999	95	7,038,992.52	0.37	12.546	359	97.83	626
13.000 - 13.499	6	326,793.23	0.02	13.157	359	93.26	620
13.500 - 13.999	3	234,852.43	0.01	13.536	359	100.00	621
14.000 - 14.499	1	35,993.44	0.00	14.000	359	100.00	586
Total:	9579	1,925,000,133.63	100.00	8.604	412	80.92	631

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
<= 399	6	1,053,132.29	0.05	8.30	403	74.94	0
500 - 524	344	63,593,797.51	3.3	9.705	358	74.16	513
525 - 549	456	87,662,217.78	4.55	9.558	359	76.25	538
550 - 574	698	139,495,466.34	7.25	9.349	412	80.36	562
575 - 599	766	153,284,255.23	7.96	9.261	419	83.11	587
600 - 624	2043	385,716,156.95	20.04	8.372	416	80.68	613
625 - 649	2271	442,024,179.79	22.96	8.45	420	81.5	637
650 - 674	1384	287,098,259.96	14.91	8.283	416	80.96	662
675 - 699	816	182,878,822.00	9.5	8.254	416	82.05	685
700 >=	795	182,193,845.78	9.46	8.36	414	82.04	732
Total:	9579	1,925,000,133.63	100.00	8.604	412	80.92	631

Original LTV (%) *	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0.01 - 49.99	172	28,468,406.29	1.48	7.776	383	41.21	602
50.00 - 54.99	80	17,233,563.32	0.90	7.902	394	52.31	614
55.00 - 59.99	106	23,145,856.14	1.20	7.836	406	57.55	602
60.00 - 64.99	159	37,236,264.33	1.93	7.791	394	62.62	604
65.00 - 69.99	251	65,940,690.08	3.43	7.927	402	67.67	601
70.00 - 74.99	385	101,784,148.35	5.29	8.011	411	71.98	607
75.00 - 79.99	532	137,626,698.75	7.15	8.324	411	77.19	611
80.00 - 80.00	3937	971,018,346.85	50.44	8.110	419	80.00	645
80.01 - 84.99	88	22,367,035.63	1.16	8.819	417	83.21	613
85.00 - 89.99	478	103,189,730.80	5.36	9.371	415	86.04	610
90.00 - 94.99	1230	223,219,564.38	11.60	9.626	419	90.10	633
95.00 - 99.99	408	60,940,814.85	3.17	10.280	414	95.19	605
100.00	1753	132,829,013.86	6.90	10.811	376	100.00	638
Total:	9579	1,925,000,133.63	100.00	8.604	412	80.92	631

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds(%) **	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV SS(%)	Weighted Average FICO
0.01 - 49.99	167	27,934,364.15	1.45	7.788	383	41.22	601
50.00 - 54.99	79	17,092,681.20	0.89	7.911	395	52.31	614
55.00 - 59.99	105	22,146,126.44	1.15	7.819	403	57.57	602
60.00 - 64.99	157	36,522,565.71	1.90	7.786	395	62.65	604
65.00 - 69.99	249	65,517,567.00	3.40	7.938	402	67.66	601
70.00 - 74.99	378	99,879,217.40	5.19	8.011	411	72.02	606
75.00 - 79.99	464	115,316,142.91	5.99	8.334	406	76.97	603
80.00 - 80.00	872	212,115,794.19	11.02	8.488	404	80.00	607
80.01 - 84.99	87	22,670,374.79	1.18	8.714	415	83.27	617
85.00 - 89.99	413	98,536,811.85	5.12	9.172	416	86.20	615
90.00 - 94.99	1112	217,864,353.23	11.32	9.393	420	90.19	637
95.00 - 99.99	551	104,348,756.97	5.42	9.266	416	96.11	627
100.00	4945	885,055,377.79	45.98	8.537	416	100.00	650
Total:	9579	1,925,000,133.63	100.00	8.604	412	89.17	631

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
120	1	29,845.41	0.00	9.050	119	40.00	544
180	62	4,263,853.84	0.22	9.050	179	72.56	613
240	5	573,477.52	0.03	7.759	239	49.15	628
360	6567	1,053,882,900.60	54.75	8.811	359	81.10	624
480	2944	866,250,056.26	45.00	8.351	479	80.76	640
Total:	9579	1,925,000,133.63	100.00	8.604	412	80.92	631

Stated Remaining Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
61 - 120	1	29,845.41	0.00	9.050	119	40.00	544
121 - 180	62	4,263,853.84	0.22	9.050	179	72.56	613
181 - 240	5	573,477.52	0.03	7.759	239	49.15	628
241 - 360	6567	1,053,882,900.60	54.75	8.811	359	81.10	624
361 >=	2944	866,250,056.26	45.00	8.351	479	80.76	640
Total:	9579	1,925,000,133.63	100.00	8.604	412	80.92	631

DTI (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
1.00 - 20.00	529	104,556,862.26	5.43	8.762	401	80.76	642
20.01 - 25.00	429	67,413,785.77	3.50	8.708	404	80.51	635
25.01 - 30.00	633	106,912,809.82	5.55	8.676	402	80.53	628
30.01 - 35.00	969	173,105,905.38	8.99	8.619	406	80.01	632
35.01 - 40.00	1359	257,191,286.19	13.36	8.572	410	80.36	631
40.01 - 45.00	2135	433,978,327.85	22.54	8.605	415	81.44	636
45.01 - 50.00	2857	594,337,826.51	30.87	8.580	418	82.12	636
50.01 - 55.00	662	186,382,848.70	9.68	8.546	415	77.98	598
55.01 - 60.00	6	1,120,481.15	0.06	7.581	359	73.12	642
Total:	9579	1,925,000,133.63	100.00	8.604	412	80.92	631

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Fixed - 10 Year	1	29,845.41	0.00	9.050	119	40.00	544
Fixed - 15 Year	62	4,263,853.84	0.22	9.050	179	72.56	613
Fixed - 20 Year	5	573,477.52	0.03	7.759	239	49.15	628
Fixed - 30 Year	2568	270,446,968.82	14.05	9.110	359	84.24	636
Fixed - 40 Year	237	56,834,181.94	2.95	7.832	478	75.85	640
ARM – 2 Yr/6 Mth	4789	1,116,899,610.63	58.02	8.681	426	81.03	626
ARM – 2 Yr/6 Mth IO	311	101,733,353.57	5.28	7.621	359	79.72	668
ARM – 3 Yr/6 Mth	464	106,191,691.53	5.52	8.647	438	80.45	625
ARM – 3 Yr/6 Mth IO	25	6,766,580.00	0.35	7.815	359	80.63	644
ARM – 5 Yr/6 Mth	1017	227,647,155.20	11.83	8.426	417	79.04	630
ARM – 5 Yr/6 Mth IO	95	32,100,309.00	1.67	7.442	359	78.43	673
B2/6	4	1,205,106.17	0.06	7.774	360	78.45	629
B5/6	1	308,000.00	0.02	6.500	360	80.00	738
Total:	9579	1,925,000,133.63	100.00	8.604	412	80.92	631

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Interest Only	431	140,600,242.57	7.30	7.589	359	79.47	668
Not Interest Only	9148	1,784,399,891.06	92.70	8.684	417	81.03	628
Total:	9579	1,925,000,133.63	100.00	8.604	412	80.92	631

Interest Only Term	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0	9148	1,784,399,891.06	92.70	8.684	417	81.03	628
24	311	101,733,353.57	5.28	7.621	359	79.72	668
36	25	6,766,580.00	0.35	7.815	359	80.63	644
60	95	32,100,309.00	1.67	7.442	359	78.43	673
Total:	9579	1,925,000,133.63	100.00	8.604	412	80.92	631

Prepayment Penalty Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0	3340	618,190,345.29	32.11	9.096	406	81.93	631
12	351	103,180,791.14	5.36	8.615	431	80.20	643
24	3682	759,155,483.50	39.44	8.517	416	81.11	629
36	2206	444,473,513.70	23.09	8.066	410	79.36	632
Total:	9579	1,925,000,133.63	100.00	8.604	412	80.92	631

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
1	8005	1,828,750,082.82	95.00	8.476	415	79.93	630
2	1574	96,250,050.81	5.00	11.027	358	99.63	657
Total:	9579	1,925,000,133.63	100.00	8.604	412	80.92	631

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Full Documentation	5156	937,533,933.30	48.70	8.288	403	80.72	617
Limited Documentation	406	86,962,301.02	4.52	8.581	410	82.91	621
Stated Income Documentation	4017	900,503,899.31	46.78	8.935	423	80.93	648
Total:	9579	1,925,000,133.63	100.00	8.604	412	80.92	631

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Purchase	6042	1,093,411,678.10	56.80	8.729	416	83.97	647
Refi - Cash Out	3221	763,264,480.55	39.65	8.437	407	76.66	611
Refi - Rate Term	316	68,323,974.98	3.55	8.472	407	79.60	609
Total:	9579	1,925,000,133.63	100.00	8.604	412	80.92	631

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Condominium	754	135,510,829.80	7.04	8.626	421	81.96	638
Planned Unit Development	1293	281,370,492.08	14.62	8.506	411	81.52	630
Single Family	6847	1,341,736,196.72	69.70	8.611	411	80.82	628
Townhouse	24	2,614,247.75	0.14	8.756	385	77.95	641
Two to Four Units	661	163,768,367.28	8.51	8.692	415	79.84	651
Total:	9579	1,925,000,133.63	100.00	8.604	412	80.92	631

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Investment	1080	177,520,405.96	9.22	9.496	411	83.31	660
Primary	8377	1,716,496,103.26	89.17	8.513	412	80.63	628
Second Home	122	30,983,624.41	1.61	8.551	430	83.00	645
Total:	9579	1,925,000,133.63	100.00	8.604	412	80.92	631

State	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
California	2373	734,320,367.51	38.15	8.262	432	79.68	641
Florida	973	188,629,719.96	9.80	8.480	400	80.61	628
Texas	974	104,949,557.70	5.45	8.928	374	82.75	620
Illinois	513	89,752,396.93	4.66	9.098	402	81.90	632
New Jersey	343	85,957,407.07	4.47	8.957	402	80.78	635
Maryland	378	78,060,606.61	4.06	8.645	408	80.47	626
Washington	369	72,831,391.35	3.78	8.301	424	81.09	625
New York	178	57,927,133.52	3.01	8.473	415	78.53	645
Virginia	216	52,222,294.91	2.71	8.735	425	80.89	628
Arizona	258	45,219,203.86	2.35	8.406	406	79.96	631
Georgia	291	42,617,621.68	2.21	9.250	408	85.16	616
Colorado	226	39,549,333.63	2.05	8.878	427	83.36	617
Michigan	277	27,712,112.39	1.44	9.712	380	86.42	619
Oregon	148	26,290,761.60	1.37	8.309	426	80.94	638
Massachusetts	114	25,859,912.60	1.34	8.960	392	78.53	619
Pennsylvania	213	25,657,306.38	1.33	9.169	374	82.32	617
Tennessee	235	21,762,631.98	1.13	9.553	379	91.21	605
North Carolina	160	21,022,329.92	1.09	9.435	389	84.12	605
Wisconsin	118	16,076,125.75	0.84	9.540	383	83.37	633
Nevada	79	15,634,036.05	0.81	8.380	415	80.66	624
Connecticut	61	13,722,119.45	0.71	8.602	381	78.59	617
Indiana	134	12,427,397.85	0.65	9.299	370	84.94	625
Missouri	125	11,975,609.79	0.62	9.486	364	84.55	609
Hawaii	31	11,740,131.75	0.61	7.466	417	75.95	656
Utah	54	10,985,795.64	0.57	8.620	401	81.06	631
District of Columbia	31	8,963,799.93	0.47	9.046	400	78.62	634
Minnesota	52	8,919,089.98	0.46	8.461	427	83.46	623
Ohio	75	7,105,106.10	0.37	9.445	384	87.34	618
South Carolina	70	6,878,760.57	0.36	9.615	379	85.52	617
Alabama	61	6,038,667.74	0.31	10.080	383	84.92	596
Nebraska	63	5,865,493.15	0.30	8.794	381	82.35	627
New Mexico	31	5,443,382.30	0.28	9.040	383	80.91	620
Oklahoma	62	5,398,464.73	0.28	9.705	364	85.16	595
Alaska	28	4,710,171.63	0.24	8.817	419	79.70	617
Rhode Island	18	4,092,625.94	0.21	9.119	427	80.61	598
Louisiana	51	3,951,018.16	0.21	9.742	364	85.07	599
New Hampshire	19	3,776,477.31	0.20	8.774	378	81.41	633
Idaho	18	3,331,926.08	0.17	8.959	418	78.84	610
Iowa	32	2,653,536.60	0.14	9.079	372	83.02	607
Montana	19	2,462,606.16	0.13	8.472	388	80.55	626
Delaware	12	1,941,213.38	0.10	9.287	381	84.72	639
Kansas	21	1,889,578.03	0.10	10.085	390	88.41	607
West Virginia	8	1,648,962.50	0.09	9.500	360	78.67	570
Kentucky	18	1,517,464.27	0.08	9.323	357	88.99	600
Maine	11	1,503,996.13	0.08	8.736	350	75.71	567
Arkansas	16	1,486,173.13	0.08	9.580	383	81.68	587
Wyoming	8	1,332,656.42	0.07	9.220	359	86.35	618
South Dakota	8	671,506.75	0.03	9.033	393	77.41	619
Vermont	4	405,588.35	0.02	8.174	359	67.59	642
North Dakota	2	108,562.41	0.01	11.020	479	97.07	630
Total:	9579	1,925,000,133.63	100.00	8.604	412	80.92	631

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
ARM	6706	1,592,851,806.10	82.75	8.545	420	80.57	630
Fixed Rate	2873	332,148,327.53	17.25	8.889	377	82.59	637
Total:	9579	1,925,000,133.63	100.00	8.604	412	80.92	631

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
<= 4.999	6112	1,451,317,168.34	91.11	8.483	423	81.09	637
5.000 - 5.999	394	97,088,990.12	6.10	9.146	403	77.38	572
6.500 - 6.999	198	44,071,458.22	2.77	9.239	359	70.33	548
7.000 >=	2	374,189.42	0.02	8.301	435	80.00	624
Total:	6706	1,592,851,806.10	100.00	8.545	420	80.57	630

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
<= 4.999	1	284,953.54	0.02	9.900	479	95.00	755
5.500 - 5.999	14	5,198,591.56	0.33	5.804	399	67.74	640
6.000 - 6.499	71	19,061,729.34	1.20	6.315	423	74.01	658
6.500 - 6.999	377	113,571,612.55	7.13	6.784	427	77.62	651
7.000 - 7.499	656	180,034,603.48	11.30	7.248	426	78.02	644
7.500 - 7.999	988	272,797,825.67	17.13	7.741	427	78.21	647
8.000 - 8.499	898	230,262,497.61	14.46	8.224	425	78.74	640
8.500 - 8.999	1000	260,330,738.30	16.34	8.719	422	79.40	633
9.000 - 9.499	660	158,610,156.67	9.96	9.218	420	81.56	622
9.500 - 9.999	649	131,187,319.93	8.24	9.717	408	83.73	606
10.000 - 10.499	492	91,350,864.60	5.74	10.218	401	87.08	593
10.500 - 10.999	441	73,716,519.49	4.63	10.694	407	88.97	592
11.000 - 11.499	230	32,107,645.55	2.02	11.211	399	89.97	586
11.500 - 11.999	154	18,755,369.52	1.18	11.697	396	91.33	588
12.000 - 12.499	56	4,519,226.83	0.28	12.154	384	90.97	600
12.500 - 12.999	12	681,466.84	0.04	12.575	359	90.89	595
13.000 - 13.499	5	274,805.13	0.02	13.187	359	91.99	619
13.500 - 13.999	1	69,886.05	0.00	13.600	359	100.00	623
14.000 >=	1	35,993.44	0.00	14.000	359	100.00	586
Total:	6706	1,592,851,806.10	100.00	8.545	420	80.57	630

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
11.500 - 11.999	14	5,198,591.56	0.33	5.804	399	67.74	640
12.000 - 12.499	71	19,061,729.34	1.20	6.315	423	74.01	658
12.500 - 12.999	377	113,571,612.55	7.13	6.784	427	77.62	651
13.000 - 13.499	656	180,034,603.48	11.30	7.248	426	78.02	644
13.500 - 13.999	988	272,797,825.67	17.13	7.741	427	78.21	647
14.000 - 14.499	898	230,262,497.61	14.46	8.224	425	78.74	640
14.500 - 14.999	1000	260,330,738.30	16.34	8.719	422	79.40	633
15.000 - 15.499	660	158,610,156.67	9.96	9.218	420	81.56	622
15.500 - 15.999	650	131,472,273.47	8.25	9.718	408	83.76	606
16.000 - 16.499	492	91,350,864.60	5.74	10.218	401	87.08	593
16.500 - 16.999	441	73,716,519.49	4.63	10.694	407	88.97	592
17.000 - 17.499	230	32,107,645.55	2.02	11.211	399	89.97	586
17.500 - 17.999	154	18,755,369.52	1.18	11.697	396	91.33	588
18.000 - 18.499	56	4,519,226.83	0.28	12.154	384	90.97	600
18.500 - 18.999	12	681,466.84	0.04	12.575	359	90.89	595
19.000 - 19.499	5	274,805.13	0.02	13.187	359	91.99	619
19.500 - 19.999	1	69,886.05	0.00	13.600	359	100.00	623
20.000 - 20.499	1	35,993.44	0.00	14.000	359	100.00	586
Total:	6706	1,592,851,806.10	100.00	8.545	420	80.57	630

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
1.000	320	103,107,544.67	6.47	7.635	359	79.69	666
2.000	4785	1,116,252,847.17	70.08	8.680	426	81.03	626
3.000	1601	373,491,414.26	23.45	8.392	417	79.43	633
Total:	6706	1,592,851,806.10	100.00	8.545	420	80.57	630

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
1.000	6706	1,592,851,806.10	100.00	8.545	420	80.57	630
Total:	6706	1,592,851,806.10	100.00	8.545	420	80.57	630

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
2006-10-01	2	415,295.26	0.03	6.595	340	80.00	654
2007-07-01	2	249,021.59	0.02	7.808	469	86.29	580
2007-08-01	1	73,648.71	0.00	7.825	350	90.00	600
2007-09-01	8	1,725,366.03	0.11	7.850	423	82.05	610
2007-10-01	7	1,723,976.73	0.11	8.263	441	84.71	631
2007-11-01	42	10,730,133.52	0.67	8.049	450	81.69	629
2007-12-01	10	3,649,246.42	0.23	7.841	414	72.08	629
2008-01-01	5	533,719.03	0.03	9.783	355	84.42	560
2008-02-01	19	4,205,477.85	0.26	9.235	423	83.42	597
2008-03-01	107	28,196,999.38	1.77	8.716	462	81.56	617
2008-04-01	716	201,093,281.60	12.62	8.900	457	81.89	623
2008-05-01	3655	875,310,456.25	54.95	8.507	417	80.70	632
2008-06-01	530	91,931,448.00	5.77	8.769	362	80.75	620
2008-10-01	3	637,252.57	0.04	8.797	375	80.95	555
2008-11-01	8	2,437,963.12	0.15	7.528	443	87.44	631
2008-12-01	4	731,221.86	0.05	8.857	435	83.56	631
2009-01-01	3	1,051,158.90	0.07	7.618	443	74.95	627
2009-02-01	1	184,589.01	0.01	8.050	476	80.00	733
2009-03-01	24	6,503,879.36	0.41	8.997	476	83.80	616
2009-04-01	112	28,468,485.40	1.79	8.932	469	82.31	620
2009-05-01	294	65,535,811.31	4.11	8.465	422	79.33	631
2009-06-01	40	7,407,910.00	0.47	8.583	360	78.57	618
2011-01-01	1	75,382.28	0.00	7.800	355	85.00	672
2011-03-01	5	1,651,201.43	0.10	8.085	424	77.56	616
2011-04-01	108	30,677,386.33	1.93	8.383	455	79.12	633
2011-05-01	848	195,468,573.16	12.27	8.261	410	78.79	637
2011-06-01	151	32,182,921.00	2.02	8.489	360	79.93	630
Total:	6706	1,592,851,806.10	100.00	8.545	420	80.57	630

Mortgage Loan Statistics – Group I

		Minimum	Maximum
Scheduled Principal Balance	$800,790,289	$9,996	$659,865
Average Scheduled Principal Balance	$160,254
Number of Mortgage Loans	4,997

Weighted Average Gross Coupon	8.504%	5.70%	12.95%
Weighted Average FICO Score	617	500	807
Weighted Average Original LTV	78.70%	9.17%	100.00%
Weighted Average Combined Original LTV	85.21%	9.17%	100.00%
Weighted Average DTI	42.37%	20.00%	58.00%

Weighted Average Original Term	407 months	180 months	480 months
Weighted Average Stated Remaining Term	406 months	179 months	480 months
Weighted Average Seasoning	1 months	0 months	11 months

Weighted Average Gross Margin	5.165%	4.99%	7.45%
Weighted Average Minimum Interest Rate	8.569%	5.70%	12.55%
Weighted Average Maximum Interest Rate	14.569%	11.70%	18.55%
Weighted Average Initial Rate Cap	2.241%	1.00%	3.00%
Weighted Average Subsequent Rate Cap	1.00%	1.00%	1.00%
Weighted Average Original Months to Roll	31 months	13 months	60 months
Maturity Date		May 1 2021	June 1 2046

ARM	79.33%	Full Documentation	59.45%
Fixed Rate	20.67%	Limited Documentation	3.62%
		Stated Income Documentation	36.93%

Fixed - 15 Year	0.44%	Cash Out Refinance	57.96%
Fixed - 20 Year	0.07%	Purchase	36.70%
Fixed - 30 Year	16.12%	Rate/Term Refinance	5.34%
Fixed - 40 Year	4.05%
ARM - 2 Yr/6 Mth	55.33%	Condominium	6.41%
ARM - 2 Yr/6 Mth IO	2.32%	Planned Unit Development	13.56%
ARM - 3 Yr/6 Mth	6.07%	Single Family	73.22%
ARM - 3 Yr/6 Mth IO	0.20%	Townhouse	0.20%
ARM - 5 Yr/6 Mth	14.48%	Two to Four Units	6.61%
ARM - 5 Yr/6 Mth IO	0.90%
Balloon - 2 Yr/6 Mth	0.03%
		Non-owner	4.98%
		Primary	94.38%
Interest Only	3.42%	Second Home	0.64%
Not Interest Only	96.58%
		Top 5 States:
Prepay Penalty: 0	32.50%	California	25.39%
Prepay Penalty: 12 months	3.50%	Florida	9.55%
Prepay Penalty: 24 months	37.62%	Texas	6.91%
Prepay Penalty: 36 months	26.37%	Illinois	6.04%
		Washington	5.30%
First Lien	97.96%
Second Lien	2.04%

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0.01 - 50,000.00	620	20,249,202.03	2.53	10.656	352	92.11	626
50,000.01 - 100,000.00	1114	86,923,996.61	10.85	9.357	374	82.11	607
100,000.01 - 150,000.00	1113	139,088,715.72	17.37	8.711	389	79.68	607
150,000.01 - 200,000.00	725	125,904,998.42	15.72	8.453	404	76.91	610
200,000.01 - 250,000.00	442	99,205,464.92	12.39	8.358	413	77.36	614
250,000.01 - 300,000.00	341	93,684,219.25	11.7	8.206	414	76.27	616
300,000.01 - 350,000.00	229	74,314,076.47	9.28	8.119	422	76.38	621
350,000.01 - 400,000.00	305	114,720,793.61	14.33	8.054	429	78.72	635
400,000.01 - 450,000.00	86	35,371,748.62	4.42	8.108	427	80.37	641
450,000.01 - 500,000.00	12	5,712,759.32	0.71	8.464	448	77.53	646
500,000.01 - 550,000.00	5	2,631,337.56	0.33	7.416	383	74.94	669
550,000.01 - 600,000.00	3	1,711,111.79	0.21	7.936	440	80	611
600,000.01 - 650,000.00	1	612,000.00	0.08	8.350	359	85	672
650,000.01 - 700,000.00	1	659,865.17	0.08	9.150	479	80	606
Total:	4997	800,790,289.49	100.00	8.504	406	78.70	617

Mortgage Interest Rates (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
5.500 - 5.999	4	1,316,038.03	0.16	5.805	429	74.56	645
6.000 - 6.499	83	19,802,364.10	2.47	6.287	399	69.25	667
6.500 - 6.999	322	76,980,646.49	9.61	6.773	417	72.94	645
7.000 - 7.499	463	96,142,405.78	12.01	7.248	427	75.66	637
7.500 - 7.999	663	131,073,514.70	16.37	7.740	413	76.02	634
8.000 - 8.499	596	105,541,531.68	13.18	8.216	409	76.83	624
8.500 - 8.999	629	113,326,282.65	14.15	8.720	407	77.51	617
9.000 - 9.499	398	66,363,901.15	8.29	9.226	405	80.76	602
9.500 - 9.999	571	69,163,899.19	8.64	9.729	389	82.14	587
10.000 - 10.499	329	43,750,660.10	5.46	10.204	380	85.66	567
10.500 - 10.999	364	37,788,240.67	4.72	10.698	388	89.7	579
11.000 - 11.499	314	22,932,009.71	2.86	11.192	379	91.11	581
11.500 - 11.999	184	12,325,385.41	1.54	11.699	375	92.3	588
12.000 - 12.499	51	2,996,049.35	0.37	12.144	380	92.84	587
12.500 - 12.999	26	1,287,360.48	0.16	12.586	359	93.51	608
Total:	4997	800,790,289.49	100.00	8.504	406	78.70	617

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
<= 399	4	795,850.47	0.10	8.361	417	72.38	0
500 - 524	287	42,876,182.23	5.35	9.781	358	73.23	513
525 - 549	373	57,813,324.40	7.22	9.519	359	75.16	538
550 - 574	514	84,635,936.75	10.57	9.161	404	78.26	562
575 - 599	530	79,986,866.67	9.99	9.082	405	82.08	586
600 - 624	1086	162,714,263.04	20.32	8.273	416	79.27	612
625 - 649	1062	168,717,170.38	21.07	8.164	416	79.5	636
650 - 674	610	105,558,080.02	13.18	7.950	414	78.03	661
675 - 699	267	48,052,537.32	6	7.844	412	79.59	686
700 >=	264	49,640,078.21	6.2	7.888	413	78.86	733
Total:	4997	800,790,289.49	100.00	8.504	406	78.70	617

Original LTV (%) *	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0.01 - 49.99	158	24,135,996.12	3.01	7.908	384	41.26	600
50.00 - 54.99	68	13,151,116.34	1.64	7.921	393	52.31	612
55.00 - 59.99	90	17,566,536.39	2.19	7.844	396	57.36	604
60.00 - 64.99	123	23,460,480.90	2.93	7.700	393	62.41	600
65.00 - 69.99	199	42,606,253.84	5.32	7.837	403	67.4	603
70.00 - 74.99	279	57,164,257.26	7.14	7.999	406	71.86	598
75.00 - 79.99	389	73,470,412.02	9.17	8.369	402	77.01	600
80.00 - 80.00	1972	346,886,147.02	43.32	8.146	411	80	634
80.01 - 84.99	66	13,272,688.32	1.66	8.647	407	83.14	618
85.00 - 89.99	288	48,817,419.69	6.1	9.248	403	85.93	601
90.00 - 94.99	455	72,858,011.26	9.1	9.502	414	90.12	609
95.00 - 99.99	231	26,717,181.79	3.34	10.347	403	95.15	594
100.00	679	40,683,788.54	5.08	10.554	387	100	619
Total:	4997	800,790,289.49	100.00	8.504	406	78.70	617

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds(%) **	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV SS(%)	Weighted Average FICO
0.01 - 49.99	154	23,635,719.00	2.95	7.928	385	41.24	599
50.00 - 54.99	68	13,151,116.34	1.64	7.921	393	52.31	612
55.00 - 59.99	90	17,566,536.39	2.19	7.844	396	57.36	604
60.00 - 64.99	122	23,196,484.91	2.9	7.698	393	62.4	600
65.00 - 69.99	197	42,183,130.76	5.27	7.852	402	67.38	602
70.00 - 74.99	277	56,864,295.01	7.1	8.003	406	71.85	597
75.00 - 79.99	359	68,139,963.60	8.51	8.370	402	76.91	596
80.00 - 80.00	557	96,810,693.53	12.09	8.580	395	80	593
80.01 - 84.99	67	13,686,284.32	1.71	8.591	409	83.1	618
85.00 - 89.99	247	46,425,626.50	5.8	9.060	405	86.06	607
90.00 - 94.99	393	70,757,495.78	8.84	9.180	417	90.29	617
95.00 - 99.99	297	39,328,182.44	4.91	9.353	405	96.04	615
100.00	2169	289,044,760.91	36.09	8.506	412	100	642
Total:	4997	800,790,289.49	100.00	8.504	406	85.21	617

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
180	50	3,497,182.26	0.44	8.797	179	69.51	607
240	5	573,477.52	0.07	7.759	239	49.15	628
360	3500	477,489,009.79	59.63	8.720	359	78.46	607
480	1442	319,230,619.92	39.86	8.178	479	79.2	632
Total:	4997	800,790,289.49	100.00	8.504	406	78.70	617

Stated Remaining Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
121 - 180	50	3,497,182.26	0.44	8.797	179	69.51	607
181 - 240	5	573,477.52	0.07	7.759	239	49.15	628
241 - 360	3500	477,489,009.79	59.63	8.720	359	78.46	607
361 >=	1442	319,230,619.92	39.86	8.178	479	79.2	632
Total:	4997	800,790,289.49	100.00	8.504	406	78.70	617

DTI (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
1.00 - 20.00	33	4,725,948.34	0.59	8.230	396	73.20	619
20.01 - 25.00	251	32,449,631.18	4.05	8.627	397	77.49	617
25.01 - 30.00	341	45,610,488.43	5.7	8.551	395	77.66	614
30.01 - 35.00	552	79,129,469.41	9.88	8.590	399	77.44	616
35.01 - 40.00	755	114,884,372.51	14.35	8.518	400	78.48	619
40.01 - 45.00	1112	180,948,064.91	22.6	8.504	409	79.23	623
45.01 - 50.00	1487	245,645,524.58	30.68	8.502	411	80.55	622
50.01 - 55.00	461	96,561,308.98	12.06	8.375	409	75.46	594
55.01 - 60.00	5	835,481.15	0.1	7.814	359	73.76	657
Total:	4997	800,790,289.49	100.00	8.504	406	78.70	617

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Fixed - 15 Year	50	3,497,182.26	0.44	8.797	179	69.51	607
Fixed - 20 Year	5	573,477.52	0.07	7.759	239	49.15	628
Fixed - 30 Year	1228	129,059,278.19	16.12	8.405	359	77.77	622
Fixed - 40 Year	164	32,397,177.72	4.05	7.602	478	74.19	631
ARM - 2 Yr/6 Mth	2546	443,060,114.26	55.33	8.710	415	79.61	611
ARM - 2 Yr/6 Mth IO	70	18,617,675.01	2.32	7.545	359	79.81	675
ARM - 3 Yr/6 Mth	265	48,607,642.30	6.07	8.458	430	78.82	616
ARM - 3 Yr/6 Mth IO	6	1,620,400.00	0.2	7.856	359	75.17	685
ARM - 5 Yr/6 Mth	636	115,941,286.23	14.48	8.339	411	77.79	619
ARM - 5 Yr/6 Mth IO	26	7,186,056.00	0.9	7.144	359	77.8	680
B2/6	1	230,000.00	0.03	7.400	360	71.88	597
Total:	4997	800,790,289.49	100.00	8.504	406	78.70	617

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Interest Only	102	27,424,131.01	3.42	7.458	359	79.01	677
Not Interest Only	4895	773,366,158.48	96.58	8.541	407	78.68	615
Total:	4997	800,790,289.49	100.00	8.504	406	78.70	617

Interest Only Term	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0	4895	773,366,158.48	96.58	8.541	407	78.68	615
24	70	18,617,675.01	2.32	7.545	359	79.81	675
36	6	1,620,400.00	0.2	7.856	359	75.17	685
60	26	7,186,056.00	0.9	7.144	359	77.8	680
Total:	4997	800,790,289.49	100.00	8.504	406	78.70	617

Prepayment Penalty Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0	1838	260,296,249.13	32.50	8.923	397	79.70	615
12	122	28,029,369.87	3.5	8.432	420	76.13	622
24	1807	301,259,292.26	37.62	8.540	412	79.35	614
36	1230	211,205,378.23	26.37	7.944	406	76.87	623
Total:	4997	800,790,289.49	100.00	8.504	406	78.70	617

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
1	4502	784,422,220.33	97.96	8.454	407	78.26	616
2	495	16,368,069.16	2.04	10.856	356	99.68	648
Total:	4997	800,790,289.49	100.00	8.504	406	78.70	617

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Full Documentation	3216	476,093,672.17	59.45	8.325	399	79.04	606
Limited Documentation	176	28,956,377.32	3.62	8.572	404	80.94	606
Stated Income Documentation	1605	295,740,240.00	36.93	8.784	417	77.92	636
Total:	4997	800,790,289.49	100.00	8.504	406	78.70	617

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Purchase	2267	293,853,687.89	36.70	8.652	411	83.94	636
Refi - Cash Out	2473	464,165,899.19	57.96	8.411	403	75.22	606
Refi - Rate Term	257	42,770,702.41	5.34	8.482	404	80.36	606
Total:	4997	800,790,289.49	100.00	8.504	406	78.70	617

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Condominium	348	51,354,410.47	6.41	8.258	416	79.36	631
Planned Unit Development	618	108,592,443.43	13.56	8.335	405	79.72	620
Single Family	3762	586,313,172.72	73.22	8.554	405	78.72	614
Townhouse	16	1,626,766.32	0.2	8.694	393	76.09	636
Two to Four Units	253	52,903,496.55	6.61	8.525	404	75.69	632
Total:	4997	800,790,289.49	100.00	8.504	406	78.70	617

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Investment	274	39,871,566.24	4.98	9.052	404	77.85	649
Primary	4694	755,798,422.15	94.38	8.475	406	78.74	615
Second Home	29	5,120,301.10	0.64	8.388	423	78.07	631
Total:	4997	800,790,289.49	100.00	8.504	406	78.70	617

State	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
California	742	203,296,077.69	25.39	7.917	432	74.39	629
Florida	443	76,435,473.58	9.55	8.264	398	76.81	612
Texas	621	55,319,303.53	6.91	8.992	370	82.41	613
Illinois	330	48,379,318.93	6.04	8.923	400	80.49	626
Washington	234	42,424,503.90	5.3	8.123	426	79.76	618
Maryland	221	38,558,049.22	4.81	8.549	401	77.74	612
New Jersey	141	32,930,594.01	4.11	8.707	395	77.27	614
Virginia	115	25,691,542.17	3.21	8.647	414	79.43	618
Georgia	192	24,069,245.98	3.01	9.404	402	85.5	597
Arizona	153	23,905,994.76	2.99	8.219	403	77.5	620
Colorado	140	20,805,640.84	2.6	8.702	429	82.59	614
Pennsylvania	155	19,002,285.79	2.37	8.957	375	82.11	603
New York	71	18,535,462.63	2.31	8.031	405	73.21	626
Tennessee	169	15,279,020.77	1.91	9.461	378	91.47	600
Michigan	152	15,112,771.02	1.89	9.519	381	84.95	596
Oregon	86	12,272,425.25	1.53	7.962	426	79.13	641
Massachusetts	57	10,951,891.98	1.37	8.616	396	73.14	599
North Carolina	104	10,890,144.17	1.36	9.390	390	83.85	595
Connecticut	46	8,876,412.68	1.11	8.311	377	76.85	607
Nevada	47	8,784,817.70	1.1	8.306	423	79.08	610
Wisconsin	70	8,127,348.60	1.01	9.400	383	81.41	618
Hawaii	21	7,537,305.09	0.94	7.322	408	75.25	657
Missouri	82	7,343,330.72	0.92	9.550	362	84.75	592
Indiana	62	5,712,740.48	0.71	9.366	375	83.45	606
Minnesota	37	5,500,762.61	0.69	8.787	424	84.08	611
South Carolina	50	4,487,514.26	0.56	9.460	370	84.4	602
Ohio	42	4,175,332.24	0.52	9.278	393	86.44	610
Utah	32	4,102,387.76	0.51	8.334	390	82.56	641
Alabama	42	3,659,506.19	0.46	10.075	375	85.7	592
Nebraska	44	3,554,626.83	0.44	8.862	374	81.55	622
Oklahoma	47	3,502,298.08	0.44	10.193	361	86.39	582
District of Columbia	16	3,475,578.50	0.43	8.151	426	71.27	637
Alaska	18	3,374,651.18	0.42	8.671	416	78.66	610
Louisiana	36	2,723,039.49	0.34	9.650	362	83.82	599
New Mexico	16	2,563,448.31	0.32	8.738	399	82.34	598
Iowa	29	2,421,818.79	0.3	8.883	373	82.16	608
Rhode Island	12	2,388,269.58	0.3	9.146	399	78.25	587
Idaho	16	2,217,766.50	0.28	8.870	396	84.29	608
New Hampshire	13	2,096,398.83	0.26	8.235	393	81.88	652
Montana	14	1,514,243.85	0.19	8.717	391	84.47	621
Maine	11	1,503,996.13	0.19	8.736	350	75.71	567
Kansas	15	1,432,287.61	0.18	9.668	378	86.19	611
Wyoming	7	1,218,488.50	0.15	9.067	359	86.01	616
Kentucky	12	1,125,292.28	0.14	9.069	358	89.1	600
Arkansas	10	917,176.33	0.11	10.044	374	80.58	569
West Virginia	6	857,385.03	0.11	8.820	360	73.89	569
South Dakota	8	671,506.75	0.08	9.033	393	77.41	619
Delaware	4	550,661.61	0.07	9.806	390	83.45	603
Vermont	4	405,588.35	0.05	8.174	359	67.59	642
North Dakota	2	108,562.41	0.01	11.020	479	97.07	630
Total:	4997	800,790,289.49	100.00	8.504	406	78.70	617

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
ARM	3550	635,263,173.80	79.33	8.569	413	79.19	616
Fixed Rate	1447	165,527,115.69	20.67	8.254	378	76.8	623
Total:	4997	800,790,289.49	100.00	8.504	406	78.70	617

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
<= 4.999	3088	546,379,552.86	86.01	8.469	418	80.02	624
5.000 - 5.999	290	56,462,082.47	8.89	9.174	398	76.45	569
6.500 - 6.999	170	32,047,349.05	5.04	9.209	359	69.92	549
7.000 >=	2	374,189.42	0.06	8.301	435	80	624
Total:	3550	635,263,173.80	100.00	8.569	413	79.19	616

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
5.500 - 5.999	4	1,316,038.03	0.21	5.805	429	74.56	645
6.000 - 6.499	48	11,316,363.15	1.78	6.321	424	71.84	665
6.500 - 6.999	194	46,699,282.62	7.35	6.775	430	75.36	646
7.000 - 7.499	340	73,101,997.13	11.51	7.252	436	76.54	639
7.500 - 7.999	501	103,474,579.12	16.29	7.742	422	76.38	635
8.000 - 8.499	469	86,322,596.45	13.59	8.222	418	77.2	625
8.500 - 8.999	519	99,919,413.65	15.73	8.722	411	77.66	619
9.000 - 9.499	354	61,187,052.67	9.63	9.226	409	80.98	602
9.500 - 9.999	358	56,358,543.76	8.87	9.719	395	81.39	586
10.000 - 10.499	273	38,862,901.44	6.12	10.198	383	85.91	567
10.500 - 10.999	235	30,468,522.02	4.8	10.703	395	89.34	571
11.000 - 11.499	130	15,303,804.25	2.41	11.200	391	88.79	569
11.500 - 11.999	85	8,144,878.80	1.28	11.701	381	90.1	573
12.000 - 12.499	35	2,488,384.72	0.39	12.135	384	91.89	581
12.500 - 12.999	5	298,815.99	0.05	12.540	359	94.72	577
Total:	3550	635,263,173.80	100.00	8.569	413	79.19	616

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
11.500 - 11.999	4	1,316,038.03	0.21	5.805	429	74.56	645
12.000 - 12.499	48	11,316,363.15	1.78	6.321	424	71.84	665
12.500 - 12.999	194	46,699,282.62	7.35	6.775	430	75.36	646
13.000 - 13.499	340	73,101,997.13	11.51	7.252	436	76.54	639
13.500 - 13.999	501	103,474,579.12	16.29	7.742	422	76.38	635
14.000 - 14.499	469	86,322,596.45	13.59	8.222	418	77.2	625
14.500 - 14.999	519	99,919,413.65	15.73	8.722	411	77.66	619
15.000 - 15.499	354	61,187,052.67	9.63	9.226	409	80.98	602
15.500 - 15.999	358	56,358,543.76	8.87	9.719	395	81.39	586
16.000 - 16.499	273	38,862,901.44	6.12	10.198	383	85.91	567
16.500 - 16.999	235	30,468,522.02	4.8	10.703	395	89.34	571
17.000 - 17.499	130	15,303,804.25	2.41	11.200	391	88.79	569
17.500 - 17.999	85	8,144,878.80	1.28	11.701	381	90.1	573
18.000 - 18.499	35	2,488,384.72	0.39	12.135	384	91.89	581
18.500 - 18.999	5	298,815.99	0.05	12.540	359	94.72	577
Total:	3550	635,263,173.80	100.00	8.569	413	79.19	616

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
1.000	78	19,811,870.85	3.12	7.636	359	79.61	667
2.000	2541	442,285,843.46	69.62	8.708	415	79.6	611
3.000	931	173,165,459.49	27.26	8.319	414	78.09	622
Total:	3550	635,263,173.80	100.00	8.569	413	79.19	616

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
1.000	3550	635,263,173.80	100.00	8.569	413	79.19	616
Total:	3550	635,263,173.80	100.00	8.569	413	79.19	616

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
7/1/2007	1	156,860.67	0.02	7.225	469	90.00	584
9/1/2007	1	210,204.25	0.03	8.250	351	75	520
10/1/2007	3	578,783.79	0.09	8.313	379	84.7	634
11/1/2007	13	1,829,891.60	0.29	8.759	407	78.75	604
12/1/2007	4	545,597.75	0.09	8.218	354	80.58	570
1/1/2008	4	370,389.78	0.06	9.203	355	81.97	569
2/1/2008	10	2,193,830.06	0.35	8.667	423	82.09	613
3/1/2008	64	13,375,280.83	2.11	8.669	458	77.99	605
4/1/2008	373	76,906,358.02	12.11	8.769	455	79.57	609
5/1/2008	1848	322,592,869.52	50.78	8.612	408	79.76	616
6/1/2008	296	43,147,723.00	6.79	8.856	362	78.89	602
11/1/2008	2	358,546.66	0.06	8.489	473	93.25	609
12/1/2008	1	122,760.45	0.02	8.150	354	85	632
3/1/2009	15	3,009,657.86	0.47	8.233	474	79.15	612
4/1/2009	59	12,560,707.64	1.98	8.430	468	79.09	618
5/1/2009	166	29,640,995.69	4.67	8.454	416	78.43	622
6/1/2009	28	4,535,374.00	0.71	8.508	360	77.85	607
1/1/2011	1	75,382.28	0.01	7.800	355	85	672
3/1/2011	1	200,823.60	0.03	7.950	477	66.34	551
4/1/2011	66	15,869,504.11	2.5	8.056	450	75.9	634
5/1/2011	500	90,748,118.24	14.29	8.276	409	78.01	623
6/1/2011	94	16,233,514.00	2.56	8.449	360	78.53	612
Total:	3550	635,263,173.80	100.00	8.569	413	79.19	616

Mortgage Loan Statistics – Group II

		Minimum	Maximum
Scheduled Principal Balance	$1,124,209,844	$10,996	$1,299,188
Average Scheduled Principal Balance	$245,354
Number of Mortgage Loans	4,582

Weighted Average Gross Coupon	8.675%	5.70%	14.00%
Weighted Average FICO Score	641	500	807
Weighted Average Original LTV	82.50%	9.36%	100.00%
Weighted Average Combined Original LTV	91.98%	9.36%	100.00%
Weighted Average DTI	39.96%	1.00%	59.00%

Weighted Average Original Term	418 months	120 months	480 months
Weighted Average Stated Remaining Term	417 months	119 months	480 months
Weighted Average Seasoning	1 months	0 months	20 months

Weighted Average Gross Margin	5.052%	4.25%	6.75%
Weighted Average Minimum Interest Rate	8.527%	4.99%	14.00%
Weighted Average Maximum Interest Rate	14.529%	11.70%	20.00%
Weighted Average Initial Rate Cap	2.122%	1.00%	3.00%
Weighted Average Subsequent Rate Cap	1.00%	1.00%	1.00%
Weighted Average Original Months to Roll	29 months	4 months	60 months
Maturity Date		May 1 2016	June 1 2046

ARM	85.18%	Full Documentation	41.05%
Fixed Rate	14.82%	Limited Documentation	5.16%
		Stated Income Documentation	53.79%
Fixed - 10 Year	0.003%
Fixed - 15 Year	0.07%	Cash Out Refinance	26.61%
Fixed - 30 Year	12.58%	Purchase	71.12%
Fixed - 40 Year	2.17%	Rate/Term Refinance	2.27%
ARM - 2 Yr/6 Mth	59.94%
ARM - 2 Yr/6 Mth IO	7.39%	Condominium	7.49%
ARM - 3 Yr/6 Mth	5.12%	Planned Unit Development	15.37%
ARM - 3 Yr/6 Mth IO	0.46%	Single Family	67.20%
ARM - 5 Yr/6 Mth	9.94%	Townhouse	0.09%
ARM - 5 Yr/6 Mth IO	2.22%	Two to Four Units	9.86%
Balloon - 2 Yr/6 Mth	0.09%
Balloon - 5 Yr/6 Mth	0.03%
		Non-owner	12.24%
Interest Only	10.07%	Primary	85.46%
Not Interest Only	89.93%	Second Home	2.30%

Prepay Penalty: 0	31.84%	Top 5 States:
Prepay Penalty: 12 months	6.68%	California	47.24%
Prepay Penalty: 24 months	40.73%	Florida	9.98%
Prepay Penalty: 36 months	20.75%	New Jersey	4.72%
		Texas	4.41%
First Lien	92.89%	Illinois	3.68%
Second Lien	7.11%

Current Balance ($)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0.01 - 50,000.00	464	17,502,024.74	1.56	10.844	357	95.44	645
50,000.01 - 100,000.00	895	65,790,744.10	5.85	10.513	365	93.4	650
100,000.01 - 150,000.00	620	76,522,617.19	6.81	9.661	380	88.86	643
150,000.01 - 200,000.00	470	82,424,396.86	7.33	8.876	402	83.59	645
200,000.01 - 250,000.00	388	87,139,880.09	7.75	8.650	413	82.45	641
250,000.01 - 300,000.00	385	105,916,954.93	9.42	8.326	426	81.99	647
300,000.01 - 350,000.00	253	81,951,512.50	7.29	8.221	427	81.63	651
350,000.01 - 400,000.00	85	31,359,218.07	2.79	8.392	419	81.15	649
400,000.01 - 450,000.00	200	86,696,147.60	7.71	8.307	425	80.27	631
450,000.01 - 500,000.00	241	114,374,245.20	10.17	8.219	428	81.05	639
500,000.01 - 550,000.00	155	81,611,780.45	7.26	8.354	433	81.51	648
550,000.01 - 600,000.00	132	75,862,403.40	6.75	8.379	431	80.65	636
600,000.01 - 650,000.00	88	55,448,749.43	4.93	8.437	434	80.61	629
650,000.01 - 700,000.00	65	44,032,318.19	3.92	8.509	431	80.75	631
700,000.01 - 750,000.00	53	38,671,755.34	3.44	8.071	415	76.44	643
750,000.01 - 800,000.00	28	21,909,113.56	1.95	9.186	432	80.83	647
800,000.01 - 850,000.00	7	5,830,172.54	0.52	9.337	445	77	608
850,000.01 - 900,000.00	15	13,244,370.06	1.18	8.700	423	77.25	625
900,000.01 - 950,000.00	11	10,249,875.17	0.91	8.476	435	75.96	628
950,000.01 - 1,000,000.00	22	21,646,656.30	1.93	8.764	440	76.8	630
1,000,000.01 >=	5	6,024,908.42	0.54	8.045	429	79.44	669
Total:	4582	1,124,209,844.14	100.00	8.675	417	82.50	641

Mortgage Interest Rates (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
5.500 - 5.999	10	3,882,553.53	0.35	5.804	388	65.43	638
6.000 - 6.499	37	13,878,855.68	1.23	6.289	398	73.69	649
6.500 - 6.999	223	83,070,613.12	7.39	6.787	422	78.13	658
7.000 - 7.499	353	118,321,266.76	10.52	7.247	416	78.85	648
7.500 - 7.999	541	184,019,120.87	16.37	7.737	426	79.19	652
8.000 - 8.499	470	153,429,323.32	13.65	8.224	426	79.42	648
8.500 - 8.999	523	167,785,141.39	14.92	8.715	427	80.49	642
9.000 - 9.499	341	103,151,985.23	9.18	9.217	426	82.04	636
9.500 - 9.999	491	92,755,765.64	8.25	9.723	409	87.13	630
10.000 - 10.499	262	57,231,309.90	5.09	10.234	410	88.4	613
10.500 - 10.999	504	69,320,076.83	6.17	10.702	395	91.75	630
11.000 - 11.499	416	39,040,339.45	3.47	11.197	382	95.39	620
11.500 - 11.999	267	26,373,509.14	2.35	11.694	379	96.32	628
12.000 - 12.499	65	5,600,712.14	0.5	12.222	368	95.75	629
12.500 - 12.999	69	5,751,632.04	0.51	12.537	359	98.8	630
13.000 - 13.499	6	326,793.23	0.03	13.157	359	93.26	620
13.500 - 13.999	3	234,852.43	0.02	13.536	359	100	621
14.000 - 14.499	1	35,993.44	0	14.000	359	100	586
Total:	4582	1,124,209,844.14	100.00	8.675	417	82.50	641

FICO	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
<= 399	2	257,281.82	0.02	8.111	359	82.84	0
500 - 524	57	20,717,615.28	1.84	9.547	359	76.1	512
525 - 549	83	29,848,893.38	2.66	9.632	359	78.35	537
550 - 574	184	54,859,529.59	4.88	9.639	424	83.58	562
575 - 599	236	73,297,388.56	6.52	9.456	435	84.24	587
600 - 624	957	223,001,893.91	19.84	8.444	416	81.7	613
625 - 649	1209	273,307,009.41	24.31	8.627	423	82.74	637
650 - 674	774	181,540,179.94	16.15	8.476	417	82.66	662
675 - 699	549	134,826,284.68	11.99	8.400	418	82.93	685
700 >=	531	132,553,767.57	11.79	8.537	415	83.23	732
Total:	4582	1,124,209,844.14	100.00	8.675	417	82.50	641

Original LTV (%) *	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0.01 - 49.99	14	4,332,410.17	0.39	7.040	374	40.96	615
50.00 - 54.99	12	4,082,446.98	0.36	7.841	400	52.33	620
55.00 - 59.99	16	5,579,319.75	0.5	7.809	438	58.14	595
60.00 - 64.99	36	13,775,783.43	1.23	7.945	396	62.98	610
65.00 - 69.99	52	23,334,436.24	2.08	8.092	402	68.16	599
70.00 - 74.99	106	44,619,891.09	3.97	8.026	418	72.13	620
75.00 - 79.99	143	64,156,286.73	5.71	8.271	420	77.41	624
80.00 - 80.00	1965	624,132,199.83	55.52	8.089	422	80	650
80.01 - 84.99	22	9,094,347.31	0.81	9.070	431	83.31	607
85.00 - 89.99	190	54,372,311.11	4.84	9.482	425	86.14	618
90.00 - 94.99	775	150,361,553.12	13.37	9.686	421	90.1	644
95.00 - 99.99	177	34,223,633.06	3.04	10.228	422	95.23	613
100.00	1074	92,145,225.32	8.2	10.925	371	100	647
Total:	4582	1,124,209,844.14	100.00	8.675	417	82.50	641

*Original LTV for all first lien loans and combined original LTV for all second lien loans

Combined Original LTV with Simultaneous Seconds(%) **	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Combined Orig LTV SS(%)	Weighted Average FICO
0.01 - 49.99	13	4,298,645.15	0.38	7.016	375	41.12	615
50.00 - 54.99	11	3,941,564.86	0.35	7.874	401	52.33	619
55.00 - 59.99	15	4,579,590.05	0.41	7.724	430	58.36	593
60.00 - 64.99	35	13,326,080.80	1.19	7.939	397	63.08	611
65.00 - 69.99	52	23,334,436.24	2.08	8.092	402	68.16	599
70.00 - 74.99	101	43,014,922.39	3.83	8.022	419	72.23	617
75.00 - 79.99	105	47,176,179.31	4.2	8.281	412	77.06	613
80.00 - 80.00	315	115,305,100.66	10.26	8.411	411	80	619
80.01 - 84.99	20	8,984,090.47	0.8	8.900	425	83.51	614
85.00 - 89.99	166	52,111,185.35	4.64	9.271	426	86.34	622
90.00 - 94.99	719	147,106,857.45	13.09	9.495	421	90.14	647
95.00 - 99.99	254	65,020,574.53	5.78	9.213	424	96.15	634
100.00	2776	596,010,616.88	53.02	8.553	417	100	654
Total:	4582	1,124,209,844.14	100.00	8.675	417	91.98	641

**Combined LTV including simultaneous seconds for all first lien loans and combined original LTV for all second lien loans

Original Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
120	1	29,845.41	0.00	9.050	119	40.00	544
180	12	766,671.58	0.07	10.206	179	86.5	636
360	3067	576,393,890.81	51.27	8.886	359	83.28	638
480	1502	547,019,436.34	48.66	8.451	479	81.68	645
Total:	4582	1,124,209,844.14	100.00	8.675	417	82.50	641

Stated Remaining Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
61 - 120	1	29,845.41	0.00	9.050	119	40.00	544
121 - 180	12	766,671.58	0.07	10.206	179	86.5	636
241 - 360	3067	576,393,890.81	51.27	8.886	359	83.28	638
361 >=	1502	547,019,436.34	48.66	8.451	479	81.68	645
Total:	4582	1,124,209,844.14	100.00	8.675	417	82.50	641

DTI (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
1.00 - 20.00	496	99,830,913.92	8.88	8.787	401	81.12	643
20.01 - 25.00	178	34,964,154.59	3.11	8.783	410	83.31	652
25.01 - 30.00	292	61,302,321.39	5.45	8.769	407	82.67	638
30.01 - 35.00	417	93,976,435.97	8.36	8.643	411	82.18	647
35.01 - 40.00	604	142,306,913.68	12.66	8.616	418	81.89	642
40.01 - 45.00	1023	253,030,262.94	22.51	8.677	419	83.02	645
45.01 - 50.00	1370	348,692,301.93	31.02	8.636	422	83.23	646
50.01 - 55.00	201	89,821,539.72	7.99	8.730	422	80.69	603
55.01 - 60.00	1	285,000.00	0.03	6.900	359	71.25	600
Total:	4582	1,124,209,844.14	100.00	8.675	417	82.50	641

Product	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Fixed - 10 Year	1	29,845.41	0.00	9.050	119	40.00	544
Fixed - 15 Year	12	766,671.58	0.07	10.206	179	86.5	636
Fixed - 30 Year	1340	141,387,690.63	12.58	9.754	359	90.15	650
Fixed - 40 Year	73	24,437,004.22	2.17	8.138	478	78.05	652
ARM - 2 Yr/6 Mth	2243	673,839,496.37	59.94	8.661	434	81.97	636
ARM - 2 Yr/6 Mth IO	241	83,115,678.56	7.39	7.638	359	79.7	666
ARM - 3 Yr/6 Mth	199	57,584,049.23	5.12	8.806	445	81.82	633
ARM - 3 Yr/6 Mth IO	19	5,146,180.00	0.46	7.802	359	82.35	632
ARM - 5 Yr/6 Mth	381	111,705,868.97	9.94	8.516	423	80.32	641
ARM - 5 Yr/6 Mth IO	69	24,914,253.00	2.22	7.528	359	78.61	671
B2/6	3	975,106.17	0.09	7.863	360	80	636
B5/6	1	308,000.00	0.03	6.500	360	80	738
Total:	4582	1,124,209,844.14	100.00	8.675	417	82.50	641

Interest Only	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Interest Only	329	113,176,111.56	10.07	7.621	359	79.58	666
Not Interest Only	4253	1,011,033,732.58	89.93	8.794	424	82.83	639
Total:	4582	1,124,209,844.14	100.00	8.675	417	82.50	641

Interest Only Term	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0	4253	1,011,033,732.58	89.93	8.794	424	82.83	639
24	241	83,115,678.56	7.39	7.638	359	79.7	666
36	19	5,146,180.00	0.46	7.802	359	82.35	632
60	69	24,914,253.00	2.22	7.528	359	78.61	671
Total:	4582	1,124,209,844.14	100.00	8.675	417	82.50	641

Prepayment Penalty Term (Months)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
0	1502	357,894,096.16	31.84	9.221	413	83.55	643
12	229	75,151,421.27	6.68	8.684	435	81.72	651
24	1875	457,896,191.24	40.73	8.502	419	82.27	638
36	976	233,268,135.47	20.75	8.176	415	81.61	641
Total:	4582	1,124,209,844.14	100.00	8.675	417	82.50	641

Lien Position	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
1	3503	1,044,327,862.49	92.89	8.493	421	81.19	640
2	1079	79,881,981.65	7.11	11.062	358	99.62	658
Total:	4582	1,124,209,844.14	100.00	8.675	417	82.50	641

Documentation Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Full Documentation	1940	461,440,261.13	41.05	8.250	407	82.46	627
Limited Documentation	230	58,005,923.70	5.16	8.586	412	83.9	628
Stated Income Documentation	2412	604,763,659.31	53.79	9.009	425	82.4	654
Total:	4582	1,124,209,844.14	100.00	8.675	417	82.50	641

Loan Purpose	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Purchase	3775	799,557,990.21	71.12	8.757	418	83.99	651
Refi - Cash Out	748	299,098,581.36	26.61	8.477	414	78.9	619
Refi - Rate Term	59	25,553,272.57	2.27	8.456	412	78.32	616
Total:	4582	1,124,209,844.14	100.00	8.675	417	82.50	641

Property Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Condominium	406	84,156,419.33	7.49	8.850	425	83.55	643
Planned Unit Development	675	172,778,048.65	15.37	8.613	415	82.65	635
Single Family	3085	755,423,024.00	67.2	8.656	416	82.45	640
Townhouse	8	987,481.43	0.09	8.859	373	81.01	651
Two to Four Units	408	110,864,870.73	9.86	8.771	420	81.82	661
Total:	4582	1,124,209,844.14	100.00	8.675	417	82.50	641

Occupancy Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
Investment	806	137,648,839.72	12.24	9.624	413	84.89	663
Primary	3683	960,697,681.11	85.46	8.542	417	82.12	638
Second Home	93	25,863,323.31	2.3	8.583	432	83.97	648
Total:	4582	1,124,209,844.14	100.00	8.675	417	82.50	641

State	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
California	1631	531,024,289.82	47.24	8.394	432	81.71	645
Florida	530	112,194,246.38	9.98	8.628	401	83.2	639
New Jersey	202	53,026,813.06	4.72	9.113	407	82.96	648
Texas	353	49,630,254.17	4.41	8.855	378	83.12	629
Illinois	183	41,373,078.00	3.68	9.302	403	83.55	640
Maryland	157	39,502,557.39	3.51	8.740	415	83.14	640
New York	107	39,391,670.89	3.5	8.681	419	81.03	653
Washington	135	30,406,887.45	2.7	8.550	422	82.95	635
Virginia	101	26,530,752.74	2.36	8.820	435	82.3	638
Arizona	105	21,313,209.10	1.9	8.616	409	82.71	642
Colorado	86	18,743,692.79	1.67	9.073	426	84.21	621
Georgia	99	18,548,375.70	1.65	9.049	415	84.73	639
Massachusetts	57	14,908,020.62	1.33	9.212	390	82.49	634
Oregon	62	14,018,336.35	1.25	8.612	427	82.53	634
Michigan	125	12,599,341.37	1.12	9.944	379	88.19	647
North Carolina	56	10,132,185.75	0.9	9.484	388	84.41	615
Wisconsin	48	7,948,777.15	0.71	9.683	384	85.37	647
Utah	22	6,883,407.88	0.61	8.790	408	80.16	625
Nevada	32	6,849,218.35	0.61	8.475	404	82.69	642
Indiana	72	6,714,657.37	0.6	9.241	365	86.21	641
Pennsylvania	58	6,655,020.59	0.59	9.771	371	82.93	657
Tennessee	66	6,483,611.21	0.58	9.772	382	90.59	619
District of Columbia	15	5,488,221.43	0.49	9.614	384	83.27	632
Connecticut	15	4,845,706.77	0.43	9.134	389	81.78	634
Missouri	43	4,632,279.07	0.41	9.383	367	84.25	636
Hawaii	10	4,202,826.66	0.37	7.725	433	77.2	655
Minnesota	15	3,418,327.37	0.3	7.937	431	82.46	642
Ohio	33	2,929,773.86	0.26	9.683	372	88.63	630
New Mexico	15	2,879,933.99	0.26	9.309	369	79.63	639
South Carolina	20	2,391,246.31	0.21	9.905	397	87.61	643
Alabama	19	2,379,161.55	0.21	10.086	395	83.72	603
Nebraska	19	2,310,866.32	0.21	8.689	391	83.59	636
Oklahoma	15	1,896,166.65	0.17	8.803	368	82.89	619
Rhode Island	6	1,704,356.36	0.15	9.081	467	83.91	613
New Hampshire	6	1,680,078.48	0.15	9.447	359	80.82	609
Delaware	8	1,390,551.77	0.12	9.082	377	85.23	653
Alaska	10	1,335,520.45	0.12	9.185	427	82.33	634
Louisiana	15	1,227,978.67	0.11	9.945	369	87.84	598
Idaho	2	1,114,159.58	0.1	9.136	461	68	613
Montana	5	948,362.31	0.08	8.080	382	74.3	634
West Virginia	2	791,577.47	0.07	10.236	359	83.85	570
Arkansas	6	568,996.80	0.05	8.833	396	83.46	616
Kansas	6	457,290.42	0.04	11.391	426	95.38	593
Kentucky	6	392,171.99	0.03	10.053	357	88.69	599
Iowa	3	231,717.81	0.02	11.130	360	91.98	601
Wyoming	1	114,167.92	0.01	10.850	359	90	634
Total:	4582	1,124,209,844.14	100.00	8.675	417	82.50	641

Loan Type	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
ARM	3156	957,588,632.30	85.18	8.529	424	81.49	640
Fixed Rate	1426	166,621,211.84	14.82	9.519	376	88.35	650
Total:	4582	1,124,209,844.14	100.00	8.675	417	82.50	641

Gross Margin (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
<= 4.999	3024	904,937,615.48	94.50	8.492	426	81.75	644
5.000 - 5.999	104	40,626,907.65	4.24	9.105	411	78.66	576
6.500 - 6.999	28	12,024,109.17	1.26	9.319	359	71.41	545
Total:	3156	957,588,632.30	100.00	8.529	424	81.49	640

Minimum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
<= 4.999	1	284,953.54	0.03	9.900	479	95.00	755
5.500 - 5.999	10	3,882,553.53	0.41	5.804	388	65.43	638
6.000 - 6.499	23	7,745,366.19	0.81	6.306	422	77.19	648
6.500 - 6.999	183	66,872,329.93	6.98	6.790	425	79.2	655
7.000 - 7.499	316	106,932,606.35	11.17	7.246	420	79.03	648
7.500 - 7.999	487	169,323,246.55	17.68	7.740	430	79.33	654
8.000 - 8.499	429	143,939,901.16	15.03	8.226	429	79.67	650
8.500 - 8.999	481	160,411,324.65	16.75	8.717	429	80.48	641
9.000 - 9.499	306	97,423,104.00	10.17	9.213	427	81.92	634
9.500 - 9.999	291	74,828,776.17	7.81	9.716	417	85.5	621
10.000 - 10.499	219	52,487,963.16	5.48	10.232	415	87.94	612
10.500 - 10.999	206	43,247,997.47	4.52	10.687	415	88.71	607
11.000 - 11.499	100	16,803,841.30	1.75	11.222	407	91.05	602
11.500 - 11.999	69	10,610,490.72	1.11	11.695	408	92.27	600
12.000 - 12.499	21	2,030,842.11	0.21	12.178	384	89.85	622
12.500 - 12.999	7	382,650.85	0.04	12.602	359	87.9	609
13.000 - 13.499	5	274,805.13	0.03	13.187	359	91.99	619
13.500 - 13.999	1	69,886.05	0.01	13.600	359	100	623
14.000 >=	1	35,993.44	0	14.000	359	100	586
Total:	3156	957,588,632.30	100.00	8.529	424	81.49	640

Maximum Interest Rate (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
11.500 - 11.999	10	3,882,553.53	0.41	5.804	388	65.43	638
12.000 - 12.499	23	7,745,366.19	0.81	6.306	422	77.19	648
12.500 - 12.999	183	66,872,329.93	6.98	6.790	425	79.2	655
13.000 - 13.499	316	106,932,606.35	11.17	7.246	420	79.03	648
13.500 - 13.999	487	169,323,246.55	17.68	7.740	430	79.33	654
14.000 - 14.499	429	143,939,901.16	15.03	8.226	429	79.67	650
14.500 - 14.999	481	160,411,324.65	16.75	8.717	429	80.48	641
15.000 - 15.499	306	97,423,104.00	10.17	9.213	427	81.92	634
15.500 - 15.999	292	75,113,729.71	7.84	9.717	417	85.53	622
16.000 - 16.499	219	52,487,963.16	5.48	10.232	415	87.94	612
16.500 - 16.999	206	43,247,997.47	4.52	10.687	415	88.71	607
17.000 - 17.499	100	16,803,841.30	1.75	11.222	407	91.05	602
17.500 - 17.999	69	10,610,490.72	1.11	11.695	408	92.27	600
18.000 - 18.499	21	2,030,842.11	0.21	12.178	384	89.85	622
18.500 - 18.999	7	382,650.85	0.04	12.602	359	87.9	609
19.000 - 19.499	5	274,805.13	0.03	13.187	359	91.99	619
19.500 - 19.999	1	69,886.05	0.01	13.600	359	100	623
20.000 - 20.499	1	35,993.44	0	14.000	359	100	586
Total:	3156	957,588,632.30	100.00	8.529	424	81.49	640

Initial Periodic Rate Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
1.000	242	83,295,673.82	8.70	7.634	359	79.70	666
2.000	2244	673,967,003.71	70.38	8.661	434	81.97	636
3.000	670	200,325,954.77	20.92	8.455	419	80.59	642
Total:	3156	957,588,632.30	100.00	8.529	424	81.49	640

Subsequent Periodic Rate Cap (%)	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
1.000	3156	957,588,632.30	100.00	8.529	424	81.49	640
Total:	3156	957,588,632.30	100.00	8.529	424	81.49	640

Next Rate Change Date	# of Loans	Current Principal Balance($)	Pct by Curr Prin Bal(%)	Weighted Average Gross Coupon(%)	Weighted Average Stated Remaining Term(Months)	Weighted Average Orig LTV(%)	Weighted Average FICO
10/1/2006	2	415,295.26	0.04	6.595	340	80.00	654
7/1/2007	1	92,160.92	0.01	8.800	469	79.97	573
8/1/2007	1	73,648.71	0.01	7.825	350	90	600
9/1/2007	7	1,515,161.78	0.16	7.794	433	83.03	622
10/1/2007	4	1,145,192.94	0.12	8.238	472	84.71	629
11/1/2007	29	8,900,241.92	0.93	7.903	459	82.3	634
12/1/2007	6	3,103,648.67	0.32	7.775	424	70.59	640
1/1/2008	1	163,329.25	0.02	11.100	355	90	541
2/1/2008	9	2,011,647.79	0.21	9.856	424	84.88	580
3/1/2008	43	14,821,718.55	1.55	8.759	466	84.79	628
4/1/2008	343	124,186,923.58	12.97	8.982	458	83.33	632
5/1/2008	1807	552,717,586.73	57.72	8.446	422	81.25	642
6/1/2008	234	48,783,725.00	5.09	8.692	361	82.4	636
10/1/2008	3	637,252.57	0.07	8.797	375	80.95	555
11/1/2008	6	2,079,416.46	0.22	7.362	438	86.44	635
12/1/2008	3	608,461.41	0.06	9.000	451	83.27	631
1/1/2009	3	1,051,158.90	0.11	7.618	443	74.95	627
2/1/2009	1	184,589.01	0.02	8.050	476	80	733
3/1/2009	9	3,494,221.50	0.36	9.655	477	87.8	620
4/1/2009	53	15,907,777.76	1.66	9.329	469	84.86	622
5/1/2009	128	35,894,815.62	3.75	8.475	427	80.08	640
6/1/2009	12	2,872,536.00	0.3	8.702	360	79.7	634
3/1/2011	4	1,450,377.83	0.15	8.104	417	79.12	625
4/1/2011	42	14,807,882.22	1.55	8.734	460	82.57	633
5/1/2011	348	104,720,454.92	10.94	8.248	412	79.46	649
6/1/2011	57	15,949,407.00	1.67	8.530	360	81.34	648
Total:	3156	957,588,632.30	100.00	8.529	424	81.49	640